[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

RESEARCH LICENSE AND COMMERCIAL OPTION AGREEMENT

This Research License and Commercial Option Agreement (this “Agreement”) is entered into as of the 1st day of October, 2013 (“Effective Date”) by and among 22nd Century Limited, LLC (“22nd Century”) and 22nd Century Group, Inc. (“22nd Century Group”), each with its corporate headquarters at 9530 Main Street, Clarence, New York 14031, United States of America, and British American Tobacco (Investments) Limited (“BAT”), Reg. No. 00074974, with its registered office at Globe House, 1 Water Street, London WC2R 3LA, United Kingdom.

WHEREAS:

1.	22nd Century has developed and acquired rights to certain materials, technology and intellectual property for use in Nicotiana plants;

2.	BAT desires to obtain from 22nd Century a research license to certain materials, technology and intellectual property of 22nd Century in order to further develop them into commercial products;

3.	BAT desires to obtain from 22nd Century an exclusive option to a license to commercialize such materials, technology and intellectual property rights of 22nd Century; and

4.	22nd Century is willing to grant BAT a research license and an exclusive option for a license on the terms and conditions set forth in this Agreement.

NOW THEREFORE, the Parties agree as follows:

ARTICLE 1 – DEFINITIONS

For the purposes of this Agreement, the terms and phrases below have the following definitions:

1.01         “22nd Century Affiliate” means individually, and “22nd Century Affiliates” means collectively, any corporation, company or other entity in which 22nd Century Group owns or controls, directly or indirectly, at least fifty one percent (51%) of the voting securities.

1.02         “22nd Century Product Affiliate” means individually, and “22nd Century Product Affiliates” means collectively, any corporation, company or other entity in which 22nd Century Group owns or controls, directly or indirectly, at least fifty one percent (51%) of the voting securities and no Competitor Party owns any of the voting securities.

1.03         “22nd Century Product” means any product that 22nd Century or any 22nd Century Product Affiliate imports, exports, distributes, markets, sells or offers to sell that is branded with the wholly-owned marks of 22nd Century or any 22nd Century Product Affiliate, but in no event any product imported, exported, distributed, marketed, sold or offered under any brand or mark of any other individual, entity, association, group, or other person(s) of any kind.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.04         “Affiliate” or “Affiliates” means, with respect to any entity other than a 22nd Century Affiliate, BAT Affiliate, or Reynolds Affiliate, any corporation, company or other entity which directly or indirectly controls, is controlled by, or is under common control with such entity. “Control” of an entity shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of such entity, whether through ownership of voting securities, by contract, or otherwise.

1.05         “Article” means any of the numbered Articles of this Agreement.

1.06         “BAT Affiliate” means individually, and “BAT Affiliates” means collectively, any corporation, company or other entity in which British American Tobacco plc owns or controls, directly or indirectly, at least thirty percent (30%) of the voting securities, and shall include, without limitation, those set forth in APPENDIX A.

1.07         “Commercial License Commencement” has the meaning set forth in Section 3.02.

1.08         “Commencement Date” means the date that is the forty-fifth (45th) calendar day immediately following the Effective Date.

1.09         “Competitor Party” means the following [*].

1.10         “Field of Use” means any and all use of Nicotiana plants or parts thereof and tobacco and products produced therefrom, including, without limitation, cigarettes, heat-not-burn cigarettes, electronic cigarettes, cigars, tobacco for smoking in pipes or by other means, all forms of smokeless tobacco (such as snus, chewing tobacco, snuff and tobacco dissolvables), and nicotine products. Field of Use shall, however, exclude solely: (i) products (other than combustible cigarettes and cigars, electronic cigarettes and heat-not-burn products) produced from tobacco biomass, including, without limitation, plant proteins, pharmaceutical products other than nicotine products, nutritional products, food and feed ingredients, and biofuels; and (ii) solely in the United States of America, a combustible cigarette product that has been approved for smoking cessation by the Center for Drug Evaluation and Research (CDER) of the U.S. Food and Drug Administration and is intended and offered for smoking cessation. For the avoidance of doubt, the carve out in (ii) above shall not encompass products which may have been approved as a reduced risk product by the U.S. Food and Drug Administration or any other U.S. regulatory body.

1.11         “Full Term” has the meaning set forth in the Commercial License Agreement (as defined in Section 3.01 of this Agreement).

1.12         “Licensed Intellectual Property Rights” means individually any, and collectively all, of the following:

(i)	all of the Patent Rights;

(ii)	all of the Plant Variety Rights;

(iii)          all know-how, copyrights, and/or trade secrets related to the Patent Rights that are owned, co-owned, or licensed (with the right to sublicense) by 22nd Century or any 22nd Century Affiliate as of the Commencement Date; and

(iv)         all know-how, copyrights, and/or trade secrets related to the Patent Rights that are:

(aa)         acquired by ownership or co-ownership or licensed (with the right to sublicense) at any time after the Commencement Date by 22nd Century or a 22nd Century Affiliate, and

(bb)         disclosed to BAT pursuant to this Agreement by or on behalf of 22nd Century or any 22nd Century Affiliate,

except solely for any such know-how, copyrights, and/or trade secrets that are subject to a third party restriction if 22nd Century delivers to BAT, within thirty (30) calendar days after such disclosure, a written notice of non-inclusion that specifically identifies such know-how, copyrights, and/or trade secret and such third party restriction imposed thereon, in which case such know-how, copyrights, and/or trade secrets shall not be included as “Licensed Intellectual Property Rights” unless mutually agreed in writing by the Parties.

1.13          “Licensed Product(s)” means any materials, products or parts thereof, including without limitation any plants, harvested plant parts, seeds, cell lines, strains, genes, DNA, nucleic acid sequences and/or other tangible biological materials, which:

(a)          are covered, in whole or in part, by an issued, unexpired claim or pending claim contained in the Patent Rights in any country;

(b)          use a process, are manufactured by using a process, or are employed to practice a process which is covered, in whole or in part, by an issued, unexpired claim or pending claim contained in the Patent Rights in any country;

(c)          are progeny and/or derivatives of any of the foregoing; and/or

(d)          are covered, in whole or in part, by any Plant Variety Rights in any country in which any such material, product or part thereof is grown, made, used, sold, imported, exported or transferred.

1.14         “Non-Patent Rights” means, collectively, any and all copyrights, mask work rights, and similar rights, and registrations, and applications for registration, thereof, and any and all rights of or protecting trade secrets, know-how, computer programs, algorithms, databases, and data, and any and all other intellectual, industrial, or proprietary rights, known or recognized now or in the future.

1.15         “Option” has the meaning set forth in Section 3.01.

1.16         “Party” means, individually, 22nd Century or BAT, as the case may be, and also 22nd Century Group with regard to Section 14.01 and Article 17.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.17         “Parties” means, collectively, 22nd Century and BAT, and also 22nd Century Group with regard to Section 14.01 and Article 17.

1.18         “Patent Rights” means, collectively, all of the following (a) each of the patents and patent applications listed in Appendix B; (b) any and all applications claiming the benefit of the filing date or claiming priority for any of the foregoing patent applications, including without limitation any divisional applications, continuation applications, continuation-in-part applications, reissue applications, reexaminations and extensions, and any foreign corresponding or counterpart international, regional and national applications; and (c) any and all patents issuing or reissuing from any of the foregoing patent applications.

1.19         “Permitted Researcher” means any of the following entities, but only if and after such entity has entered into a Permitted Researcher Agreement with 22nd Century or a 22nd Century Affiliate and only while such Permitted Researcher Agreement is in effect: (i) an academic institution, or (ii) an entity that does not, and none of whose Affiliates, in any way, directly or indirectly, manufacture, offer for sale, distribute, and/or sell tobacco or tobacco products, and the research conducted by such entity is under the direction, funding or control of 22nd Century or a 22nd Century Affiliate. The term “Permitted Researcher” shall include, without limitation, [*].

1.20         “Permitted Researcher Agreement” means a legally binding written agreement entered into and signed by 22nd Century or a 22nd Century Affiliate with an entity that (other than the execution of a Permitted Researcher Agreement) qualifies as a Permitted Researcher and includes:

(i)	confidentiality obligations which are either:

(aa)	no less rigorous than the confidentiality obligations of the Parties under this Agreement, or,

(bb)	if such Permitted Researcher is an educational institution that does not agree to such confidentiality obligations, less rigorous confidentiality obligations that are nevertheless subject to a requirement that such educational institution shall not:

(A)	disclose to any third party without prior written authorization of 22nd Century or such 22nd Century Affiliate (which authorization 22nd Century or a 22nd Century Affiliate shall not give for any entity or person operating commercially in the Field of Use) or

(B)	publically disclose, unless and until such educational institution has provided to 22nd Century or such 22nd Century Affiliate a reasonable advance written notice prior to any such public disclosure and the option for 22nd Century or such 22nd Century Affiliate to take reasonable steps to protect any intellectual property rights therein or related thereto, any Property related to the Patent Rights delivered, provided, or made available to such Permitted Researcher by 22nd Century or a 22nd Century Affiliate; and

(ii)	an obligation to assign, transfer, convey or license to 22nd Century all rights, title and interest in any Property resulting from the research conducted by such entity.

1.21         “Plant Variety Rights” or “PVR” means intellectual property in the form of rights granted by applicable law to the breeder of a new variety of plant that give the breeder control over the propagating material or harvested material of a plant variety or the use thereof (such as for example, “Plant Variety Protection,” “PVP Certificates,” “Plant Variety Right Certificates,” and “Plant Breeders’ Rights Certificates,” and any other rights granted by a member state of the International Union for the Protection of New Varieties of Plants (UPOV) to comply with the International Convention for the Protection of New Varieties of Plants (UPOV Convention)), which variety: (i) is a result of the research and development funded by BAT or any BAT Affiliate (no matter who is the plant breeder) and (ii) is covered by the Patent Rights at the time of filing an application for PVR.

1.22         “Property” means, individually and collectively, any invention, development, discovery, creation, work, technology, process, method, reduction to practice, data, code, device, design, application, implementation, concept, practice, or idea, whether novel, original, or new or whether an improvement to, derivative work or derivation from, or amendment or modification to any existing any invention, development, discovery, creation, work, technology, process, method, reduction to practice, data, code, device, design, application, implementation, concept, practice, or idea, and any and all written and other tangible, and any and all electronic, copies, manifestations, and/or reflections thereof.

1.23         “R&D Development Plan” means the research and development plan prepared by BAT and delivered to 22nd Century.

1.24         “Research Term” means the period of time commencing on the Effective Date of this Agreement and ending the earlier of (i) four (4) years after the Effective Date or (ii) the date of the Commercial License Commencement.

1.25         “Research License” has the meaning set forth in Section 2.01.

1.26         “Research Materials” means any plants, harvested plant parts, seeds, cell lines, strains, genes, DNA, nucleic acid sequences and/or other tangible biological materials, but excluding seeds containing BAT commercial germplasm, covered by the Patent Rights and produced during the development of a commercial Licensed Product by or on behalf of BAT or any BAT Affiliates.

1.27         “Research Purposes” means solely for BAT’s and/or any BAT Affiliate’s own research and product development purposes, and does not include the manufacture of commercial products for their sale.

1.28         “Research Results” means, collectively all, and “Research Result” means individually, any Property resulting or arising from or in connection with, or as a result of, any research, development, or other activities under this Agreement related to validation of the patent claims of the Patent Rights.

1.29         “Reynolds Affiliate” means individually, and “Reynolds Affiliates” means collectively, any corporation, company or other entity in which Reynolds American Inc. owns, directly or indirectly, at least thirty percent (30%) of the voting securities. “Reynolds” means Reynolds American Inc. and/or any Reynolds Affiliate.

1.30         “Section” means any of the numbered sections under any Article.

1.31         “Territory” means the entire world.

1.32         Certain other defined terms have the meanings given them elsewhere in this Agreement.

ARTICLE 2 – RESEARCH LICENSE

2.01         Research License Grant. Subject to the terms and conditions of this Agreement, 22nd Century hereby grants to BAT, and BAT accept from 22nd Century, an exclusive (except solely as provided in Sections 2.05 and 2.06) worldwide license to use, utilize, exercise, and practice, or have any third party subcontracted by BAT pursuant to Section 2.03 or any BAT Affiliate licensed pursuant to Section 2.02 under this Agreement to use, utilize, exercise, and practice, the Patent Rights and the Licensed Intellectual Property Rights for Research Purposes within the Field of Use during the Research Term, including without limitation the right to use, make, grow, import and export Research Materials for Research Purposes (the “Research License”).

2.02         BAT Affiliates. BAT has the unrestricted right to, and may as it decides in its sole discretion, sublicense, and grant the right to sublicense to any BAT Affiliate, BAT’s rights under the Research License to any BAT Affiliate; provided, however, such BAT Affiliates’ activities under such sublicense shall be subject to all the obligations of BAT under this Agreement related thereto (provided that BAT shall be responsible for any and all payments owed or due to 22nd Century by BAT under this Agreement for the actions of such BAT Affiliates). Subject to the subcontracting right under Section 2.03, such sublicense may not include the right to further sublicense or the right to enforce any Patent Rights without the prior written consent of 22nd Century other than any sublicense to any other BAT Affiliate. BAT shall be responsible and liable for the performance of such sublicensed BAT Affiliates insofar as performance is required to or does fulfill any of BAT’s obligations and limitations under this Agreement, including, without limitation, 22nd Century’s rights to the Research Materials, and an activity of such BAT Affiliate that, if such activity had been performed by BAT, would be an activity under this Agreement shall be deemed to be an activity of BAT. All such sublicense agreements shall automatically terminate upon termination of this Agreement other than as a result of BAT exercising the Option.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.03         Subcontracting. BAT and any BAT Affiliate may outsource any research and development and other activities under the Research License, including in particular work relating to the R&D Development Plan, to any third party, which is selected by BAT or a BAT Affiliate in its sole discretion, pursuant to a written contract agreement between such third party and BAT or such BAT Affiliate (“R&D Contract Agreement”). Any R&D Contract Agreement shall be in writing and in compliance with the terms of this Agreement relating to the Research License (provided that no payment shall be owed or due to 22nd Century or a 22nd Century Affiliate under this Agreement by any such subcontractor). [*] BAT shall be responsible and liable for the performance of the contractors and subcontractors of BAT and BAT Affiliates insofar as performance is required to or does fulfill any of BAT’s obligations and limitations under this Agreement, including, without limitation, with regard to any rights of 22nd Century to the Research Materials, and an activity of such contractor or subcontractor that, if such activity had been performed by BAT, would be an activity under this Agreement shall be deemed to be an activity of BAT. All R&D Contract Agreements shall automatically terminate upon termination of this Agreement other than as a result of BAT exercising the Option.

2.04         Limitations. Other than as provided in Sections 2.02 and 2.03, the Research License does not include the right to grant sublicenses or any other right under this Agreement to any other third party without the prior written consent of 22nd Century. During the Research Term, except as permitted under Article 13 of this Agreement, neither Party shall (i) license, sublicense (except as permitted for BAT in this Agreement), grant, offer to sell, assign or otherwise convey any of the Patent Rights in the Field of Use to any third party, (ii) distribute any Research Materials to any third party except for Research Purposes, and then only pursuant to a material transfer agreement, and/or (iii) sell or offer for sale any of the Research Materials to any third party.

2.05         Limited Retention of Rights by 22nd Century.

(a)          Notwithstanding any other provision of this Agreement, but subject to the provisions set forth in Section 2.05(b):

(i)          22nd Century and 22nd Century Affiliates shall retain the right to practice the Patent Rights and Licensed Intellectual Property Rights worldwide solely for research purposes (but, in no event, any commercialization) in the Field of Use during the Research Term, but no research or development that benefits directly or indirectly any Competitor Party; provided, however, that nothing in this Section 2.05(a)(i) shall limit 22nd Century’s rights outside the Field of Use and/or 22nd Century’s right to commercialize 22nd Century Products pursuant to Section 2.05(a)(ii); and

(ii)         22nd Century and 22nd Century Product Affiliates shall retain the right in the Field of Use to make, have made, grow, have grown, import, export, distribute, sell, offer to sell, and otherwise engage in commercialization of solely Licensed Products that are 22nd Century Products during the Research Term.

(b)          22nd Century and 22nd Century Affiliates may have any research permitted under Section 2.05(a)(i) performed by a Permitted Researcher only in accordance with, and shall cause such Permitted Researcher to comply with and perform in accordance with, the Permitted Researcher Agreement of such Permitted Researcher. [*]

(c)          Other than to 22nd Century Affiliates or to have them exercised by Permitted Researchers under Section 2.05(a) and (b), such limited retained rights under Section 2.05(a) of 22nd Century in the Field of Use may not be extended, sublicensed, assigned, or transferred to any third party in any way.

(d)          22nd Century shall be responsible and liable for the performance of the 22nd Century Affiliates and the contractors and subcontractors of 22nd Century and 22nd Century Affiliates insofar as performance is required to or does fulfill any of 22nd Century’s obligations and limitations under this Agreement. An activity of such a contractor or subcontractor that, if such activity had been performed by 22nd Century, would be an activity under this Agreement shall be deemed to be an activity of 22nd Century.

2.06         Limited Retention of Rights by NRC. Notwithstanding any other provision of this Agreement, a portion of the rights granted to BAT in this Agreement is subject to certain research rights retained by the National Research Council of Canada and its Plant Biotechnology Institute (the “NRC”) under 22nd Century’s worldwide exclusive in-license agreement with NRC, for NRC to use certain of the Patent Rights identified in Appendix B, solely for research (but not commercial) purposes within NRC, which may include academic collaborations with publicly funded institutions.

2.07         Research Results. BAT or BAT Affiliates shall solely own any and all rights, title, and interest in and to any and all Research Results and Property, and all proprietary rights therein and thereto, arising from or in connection with, or as a result of, any research, development, or other activities by or for BAT or any BAT Affiliate or any research, development, or other activities fully or partially funded by BAT or any BAT Affiliate (no matter who is the inventor, author, or other creator) related to, or that have application in, the Field of Use or otherwise, including, without limitation, any improvements, derivative works, modifications, or enhancements to or of or from or based on any of the Licensed Intellectual Property Rights. 22nd Century shall, and shall cause any 22nd Affiliate or any employee of 22nd Century or a 22nd Century Affiliate to, execute any assignment or other document, and take any other action reasonably requested by BAT to implement and effect the foregoing provisions.

For the avoidance of doubt, during the Research Term

(i)	BAT shall not be required to provide to 22nd Century any seeds containing BAT commercial germplasm; and

(ii)	nothing in this Section 2.07 shall be construed as to grant BAT ownership rights in any Research Results or Property, or any proprietary rights therein or thereto, including without limitation any improvements, modifications, or enhancements covered by the Licensed Intellectual Property Rights, arising from or in connection with, or as a result of,

(aa)	any research, development, or other activities by, or by a third party (other than a BAT Affiliate) for, 22nd Century or any 22nd Century Affiliate, or

(bb)	any research, development, or other activities fully or partially (other than with BAT or a BAT Affiliate) funded by 22nd Century or any 22nd Century Affiliate (no matter who is the inventor, author, or other creator), even if the source of such funding is from any payments made by BAT to 22nd Century pursuant to the terms of this Agreement.

ARTICLE 3 – EXCLUSIVE OPTION

3.01         Exclusive Option. Subject to the terms and conditions of this Agreement, 22nd Century hereby grants to BAT, and BAT accepts from 22nd Century, a nontransferable option (the “Option”), exercisable only during the Research Term, for BAT to obtain a license to commercialize the Patent Rights and other Licensed Intellectual Property Rights in the Field of Use under the terms and conditions of the Commercial License Agreement attached as Schedule 1 to this Agreement (the “Commercial License Agreement”). The Option shall be exclusive to BAT, and 22nd Century shall not grant, directly or indirectly, to any third party any option, right, license, entitlement, expectation, or other capacity to commercialize, or exercise or practice for any commercial purposes any Licensed Intellectual Property Rights in the Field of Use (except as otherwise provided in Sections 2.05 and 2.06).

3.02         Exercise of Option. The Option may be exercised by BAT at any time during the Research Term upon written notice from BAT to 22nd Century, such notice to include two (2) signature pages of the Commercial License Agreement executed on behalf of BAT (the “Exercise Notice”). If BAT exercises the Option as provided in the first sentence of this Section 3.02 during the Research Term, the Commercial License Agreement shall become, immediately and automatically (without need for any other action), a valid and effective legally binding agreement between BAT and 22nd Century (“Commercial License Commencement”). 22nd Century and 22nd Century Group shall provide BAT with two (2) signature pages of the Commercial License Agreement executed by 22nd Century and 22nd Century Group promptly thereafter, provided that the execution of signature pages by 22nd Century and/or 22nd Century Group shall not be a condition for the Commercial License Agreement becoming or being a valid and effective agreement between BAT and 22nd Century upon BAT’s exercising the Option. The Commercial License Agreement shall be governed solely and shall be effective separately and independently of this Agreement by the provisions, terms, and conditions set forth in the Commercial License Agreement and the provisions, terms, and conditions of this Agreement.

ARTICLE 4 – RESEARCH AND DEVELOPMENT, REPORTS AND MATERIALS

4.01         Development Plan. BAT shall use its reasonable endeavors to perform the R&D Development Plan work and shall be responsible for funding all R&D Development Plan work undertaken by or for BAT or any BAT Affiliate. The R&D Development Plan shall be finalized by BAT within thirty (30) days from the Effective Date of this Agreement or such longer period as reasonably requested by BAT. For the avoidance of doubt, BAT shall not be obligated to undertake or continue, and may at any time end, any specific research and development activities or pursue or perform any part of the R&D Development Plan if BAT, in its reasonable judgment, determines that such activities or part have no realistic prospect of reasonably achieving, or are unlikely to contribute to the achievement of, a Milestone (as defined in Section 5.02), without terminating or ending any other activities under this Agreement.

4.02         Data Exchange.

(a)          Promptly after the Commencement Date and subject to Section 9.03, 22nd Century shall: (i) provide to BAT descriptions of all seed germplasm and seeds in the possession or under the control of 22nd Century or any 22nd Century Affiliate covered by any of the Licensed Intellectual Property Rights as of the Commencement Date and, pursuant to a material transfer agreement in the form attached as Schedule 2 of this Agreement (“Material Transfer Agreement”), provide to BAT samples of any requested seed germplasm and seeds in the possession or under the control of 22nd Century or any 22nd Century Affiliate covered by any of the Licensed Intellectual Property Rights as of the Commencement Date; (ii) pursuant to a Material Transfer Agreement, allow access to any requested germplasm and seeds owned by current or past collaborators with 22nd Century or any 22nd Century Affiliate covered by any the Licensed Intellectual Property Rights as of the Commencement Date; (iii) provide access to BAT to any and all Property in the possession or under the control of 22nd Century or any 22nd Century Affiliate relating to the Licensed Intellectual Property Rights and the related research and development thereof as of the Commencement Date, including allowing reasonable access to all relevant individuals who have been involved in researching and developing the Patent Rights; and (iv) share with BAT all information (and related Property) that 22nd Century has as of the Commencement Date with regard to (aa) all third party intellectual property rights and prior art which relates to the Field of Use, (bb) BAT’s potential freedom to operate regarding the Patent Rights and the commercialization thereof, and (cc) how 22nd Century would propose to commercialize the Patent Rights in the event that they had acquired the rights which BAT has obtained under this Agreement and the Commercial License Agreement.

(b)          The Parties agree that the ”Material Transfer Agreement” referred to above shall be for the purposes of: (i) restricting BAT from sharing the seed germplasm and seeds provided to BAT by 22nd Century with any third parties without the prior approval of 22nd Century; and (ii) requiring BAT to return or destroy any such seed germplasm and seeds in the event that the Research License terminates or expires without BAT exercising the Option in accordance with the “Material Transfer Agreement” as attached as Schedule 2 to this Agreement.

4.03         BAT Progress Meetings. During the Research Term, BAT shall hold quarterly progress meetings with 22nd Century at which: (a) BAT will present (i) BAT’s research goals and research direction regarding the Patent Rights; (ii) an update on what stage BAT is at with regard to satisfying the Milestones; and (iii) any other information BAT decides to share with 22nd Century, and (b) 22nd Century will present BAT with any research and development information or Research Results that 22nd Century decides to share with BAT. The information disclosed at such R&D update meetings shall be disclosed on a confidential basis in accordance with Article 10. If requested by BAT, 22nd Century’s vice president of R&D shall meet with BAT researchers in person no less than twice per year and no more than four times per year, unless otherwise agreed by 22nd Century, at a destination chosen by BAT, including within sixty days of the Effective Date. Prior to the commencement of any progress meeting, or any other meeting, each of the individual participants in such meeting shall complete and sign a copy of the document attached as Schedule 3 to this Agreement so such individual is bound to obligations of confidentiality in accordance with Article 10. Nothing in such document alters, changes, modifies, amends, limits, restricts, or replaces any provision in this Agreement or the Commercial License Agreement.

4.04         Research Materials. During the Research Term, subject to BAT’s ownership thereof and to Article 10 and Section 9.03, BAT shall deliver to, upon request by, 22nd Century a reasonable number of samples of Research Materials created by and/or in the possession or control of BAT or any BAT Affiliate under this Agreement. For the avoidance of doubt, BAT shall not be required to provide to 22nd Century any seeds containing BAT commercial germplasm.

4.05         License to Research Results. BAT hereby grants to 22nd Century a non-exclusive, non-transferable, non-assignable, non-sublicensable, worldwide license to any and all registered Research Results owned by BAT from the Commercial License Commencement, or from the termination or expiration of the Research License in the event that BAT does not exercise the Option, to develop and commercialize 22nd Century Products. Such license shall be effective at 22nd Century’s election in 22nd Century’s sole discretion and shall be on commercially reasonable terms negotiated in good faith, including, without limitation, a limited duration, an arm’s length royalty, performance obligation, and no warranty, representation, covenant, indemnity, or comfort from BAT regarding validity, enforceability, non-infringement, or risk of third party claims regarding infringement or misappropriation relating to such intellectual property rights, but otherwise in no case on terms more onerous than the terms of the Commercial License (as defined in Schedule 1 to this Agreement) granted to BAT under the terms of the Commercial License Agreement attached as Schedule 1 to this Agreement. In the event the Research License expires or terminates without BAT exercising the Option, BAT shall provide 22nd Century with the details of any registered Research Results then in existence to the extent that 22nd Century is not already aware of such Research Results, subject to compliance with Article 10.

ARTICLE 5 – PAYMENTS

5.01         Initial Fee. Within two (2) business days after the execution of this Agreement by 22nd Century and BAT, BAT shall pay to 22nd Century a non-refundable initial fee of seven million dollars ($7,000,000.00) pursuant to the wire transfer instructions provided to BAT by 22nd Century prior to the Effective Date.

5.02         Milestone Payments. In addition to the initial fee under Section 5.01, BAT agrees to pay 22nd Century, upon completion of each of the performance milestones referenced in paragraphs (a) through (d) below in this Section 5.02, and set forth in a certain letter from BAT to 22nd Century dated as of the Effective Date, during the Research Term (each, a “Milestone”) the payment that is set forth below for such respective performance milestone (the “Milestone Fee”).

(a)          A Milestone Fee of one million five hundred thousand dollars ($1,500,000.00) following successful achievement of Milestone 1 (the “First Milestone”);

(b)          A Milestone Fee of one million five hundred thousand dollars ($1,500,000.00) following successful achievement of Milestone 2 (the “Second Milestone”);

(c)          A Milestone Fee of two million dollars ($2,000,000.00) following successful achievement of Milestone 3 (the “Third Milestone”); and

(d)          A Milestone Fee of two million dollars ($2,000,000.00) following achievement of Milestone 4 (the “Fourth Milestone”).

The First Milestone and the Second Milestone are collectively the “Phase I Milestones.” The Third Milestone and the Fourth Milestone are collectively the “Phase II Milestones.” Each Milestone Fee is due and payable by the end of thirty (30) days of BAT’s or any BAT Affiliates achievement of the associated Milestone. Milestone Fees shall not be due and payable after BAT exercises the Option. More precise Milestone details, in order to ensure that they are measureable, have been agreed to by the Parties in a certain letter agreement dated as of the Effective Date.

5.03         Taxes. BAT shall deduct from any Milestone Fee to 22nd Century under this Agreement the appropriate amount of any withholding tax, duty, or other charges imposed under applicable law, and required to be paid under applicable law, to a government on such Milestone Fee payment under this Agreement, provided that BAT shall take reasonable steps within such applicable law to reduce or eliminate any such withholding requirement. In no event shall BAT be liable or responsible for, and 22nd Century shall indemnify and hold harmless BAT, for any amount of any tax assessed or due on any income of 22nd Century from any payment under this Agreement.

5.04         Currency and Interest. All payments made to 22nd Century under this Agreement shall be paid in United States Dollars by wire transfer to a United States Dollar account designated by 22nd Century, consistent with all applicable laws and regulations. Any payment owed and due by a Party to the other Party under this Agreement and not paid to such other Party within thirty (30) days after the date on which such payment became due shall bear interest until payment at a rate of one percent (1%) for each full calendar month. The expiration or termination of this Agreement does not relieve a Party of its financial obligations to the other Party which have accrued and become due hereunder prior to the date of such expiration or termination. Each Party (the “Payor”) may offset or deduct from, or set off against, any payment owed by the Payor to the other Party (the “Payee”) any undisputed amount that the Payee owes to the Payor if and to the extent that such amount is undisputedly owed and due to the Payor under this Agreement. The Payor shall provide the Payee with written notice of the offset, deduction, or set-off (identifying the cause and sum of both the amount owed by the Payee and the payment from which such amount is offset or deducted or against which it is set off) at the time the remaining payment owed by the Payor is made or, if no part of such payment is remaining, at the time such payment would have had to be made. Any such undisputed offset, deduction, or set-off of any amount by the Payor shall satisfy the obligation of the Payor to pay such amount as if such amount had been paid by the Payor to the Payee.

ARTICLE 6 – TERMINATION

6.01         Termination by BAT; Commercial License Commencement. BAT may terminate this Agreement at any time during the Research Term and at BAT’s sole discretion (without cause) by giving 22nd Century written notice at least thirty (30) days prior to such termination. This Agreement shall automatically terminate and expire upon the Commercial License Commencement. It is understood that BAT will remain responsible for all monetary payments or other obligations which accrued and became due prior to the effective date of termination.

6.02         Termination of Research License. In the event that BAT terminates this Agreement without cause during the Research Term by giving a written notice of termination of this Agreement pursuant to Section 6.01 (the “Termination Notice”), BAT shall have no liability under this Agreement for, as a result of or on the occasion of such termination, and shall have no liability under this Agreement after such termination (except for any liability of BAT under this Agreement for any breach of BAT antecedent to such termination or for any breach of BAT after such termination of any obligation that survives such termination pursuant to Article 20), except as follows:

(a)          In the event that BAT so terminates this Agreement by giving the Termination Notice prior to the completion of both of the Phase I Milestones, BAT shall pay to 22nd Century an amount equal to half the Milestone Fee payments that BAT would have made to 22nd Century for the completion of any remaining Phase I Milestones. For the avoidance of doubt, no payment relating to any Milestone shall be due to the extent that: (i) it has been previously completed and paid; or (ii) BAT has previously notified 22nd Century that BAT has decided that there is no reasonable prospect of achieving such Milestone and so has ceased carrying out work related to the achievement of that Milestone.

(b)          In the event that BAT so terminates this Agreement by giving the Termination Notice after the completion of the Phase I Milestones, BAT shall pay to 22nd Century an amount equal to half the Milestone Fee payments that BAT would have made to 22nd Century for the completion of any remaining Phase II Milestones. For the avoidance of doubt, no payment relating to any Milestone shall be due to the extent that: (i) it has been previously completed and paid; or (ii) BAT has previously notified 22nd Century that BAT has decided there is no reasonable prospect of achieving such Milestone and so has ceased carrying out work related to the achievement of that Milestone.

6.03         Notification. Should BAT, at any time during the Research Term, permanently cease conducting the performance of all research or development activities under this Agreement, BAT shall promptly notify 22nd Century and this Agreement will terminate upon such notice. It is understood that BAT will remain responsible for all monetary payments or other obligations which accrued and became due prior to the effective date of termination. For the avoidance of doubt, this Agreement will not terminate as long as BAT continues to perform research and development activities directed to the achievement of at least one Milestone. BAT may cease to conduct activities directed to achievement of one, two, or three Milestones if, in BAT’s reasonable judgment, it determines that the one, two, or three Milestones are not achievable.

6.04         Termination by 22nd Century. Subject to Section 6.05, 22nd Century shall have the right to terminate this Agreement during the Research Term upon the occurrence of one or more of the following events:

(a)          failure of BAT to make any payment required pursuant to this Agreement when due;

(b)          failure of BAT to render reports to 22nd Century required by this Agreement;

(c)          the initiation by BAT of any action that challenges the validity, enforceability or patentability of any Patent Rights (except in response to any action by 22nd Century or any 22nd Century Affiliate against BAT or any BAT Affiliate asserting infringement or breach of such Patent Rights);

(d)          the material breach by BAT of any other material term of this Agreement.

6.05         Notice of Breach and Right to Cure. In all cases of alleged breach by BAT of this Agreement entitling 22nd Century to terminate this Agreement under Section 6.04, 22nd Century must give BAT sixty (60) days’ prior written notice of such breach including the remedy sought, be it termination of this Agreement or another remedy (“Breach Notice”). The Breach Notice must also specify the articles and sections of this Agreement which are claimed to have been breached and must contain a description of the event(s) or occurrence(s) claimed to constitute a breach. In all cases, BAT shall have sixty (60) days from the date of receipt of the Breach Notice to cure the alleged breach or in good faith to dispute the existence of a breach. If the claimed breach is cured within sixty (60) days, this Agreement shall not terminate. If BAT fails to cure the alleged breach by BAT within sixty (60) days of the Breach Notice, this Agreement shall terminate upon the expiration of the sixty (60) days, unless BAT initiates arbitration against such termination under this Agreement, in which case the termination of this Agreement or another remedy related thereto will not be effective and will be subject to the following: (i) if it is decided in a final unappealable or unappealed decision in such arbitration or an appeal thereof in accordance with Section 11.02 that the breach identified in such Breach Notice did not occur or did not entitle 22nd Century to a termination of this Agreement, or that the prerequisites of the termination do not exist, the termination shall be ineffective ab initio, or (ii) if it is decided in a final unappealable or unappealed decision in such arbitration or an appeal thereof in accordance with Section 11.02 that the breach identified in such Breach Notice occurred, that 22nd Century was entitled to the termination of this Agreement for such breach, and that the prerequisites of such termination exist, BAT shall have the right to cure such breach within thirty (30) days of receiving such decision, in which case the termination shall be ineffective, or absent such cure shall become effective at the end of such thirty (30) day period. Any Breach Notice shall not prejudice any Party’s rights and obligations under this Agreement, including without limitation, 22nd Century’s right to receive monetary sums due hereunder.

ARTICLE 7 – PATENT PROSECUTION

7.01         Patent Prosecution. During the Research Term, 22nd Century shall prosecute and maintain all patents and patent applications of the Patent Rights. 22nd Century shall not abandon any patent application filed or issued patent in the Patent Rights without express prior written approval from BAT. Payment of all fees and costs relating to the filing, prosecution, and maintenance of the Patent Rights are ordinarily the responsibility of 22nd Century. However, 22nd Century shall take any additional lawful prosecution or maintenance activities related to the Patent Rights which BAT may reasonably request from time to time; provided, however, that BAT pays all costs and expense, including all reasonable attorneys’ fees, necessary for such activities.

7.02         Cooperation. BAT and 22nd Century agree to cooperate with each other in filing, prosecution, and maintenance of the Patent Rights. Upon the request of BAT, 22nd Century will provide copies by email to BAT and any agents of BAT of all patent office actions and 22nd Century’s responses to such office actions for the patent applications in Appendix B, plus any other applications that are part of the Patent Rights that may be filed. 22nd Century will give BAT the opportunity to offer comments and remarks thereon at BAT’s expense, such comments and remarks to be given due consideration by 22nd Century. However, notwithstanding anything to the contrary in this Agreement, all decisions with respect to the filing, prosecution, and maintenance of Patent Rights are reserved solely to 22nd Century.

ARTICLE 8 – INFRINGEMENT OF PATENT RIGHTS BY THIRD PARTIES

8.01         Notice of Infringement by Third Parties. Each of the Parties shall inform the other Party promptly in writing of any alleged infringement of which it becomes aware and of any available evidence of infringement by a third party of any patent within the Patent Rights.

8.02         BAT Enforcement Options. If, during the Research Term, BAT becomes aware of any alleged infringement by a third party in the Territory, BAT has the right, but not the obligation, to either:

(a)          settle the infringement suit by sub-licensing the alleged infringer (but only in accordance with the provisions of this Agreement and if such settlement has no adverse effect on any consideration to be received by 22nd Century under this Agreement) or by other means reasonably acceptable to 22nd Century; or

(b)          prosecute at its own expense any infringement of the Patent Rights and/or Plant Variety Rights, in which case BAT may, for such purposes, request to use the name of 22nd Century as party plaintiff and 22nd Century shall, upon BAT’s request, join any action and become a party plaintiff, and costs and expenses (including without limitation attorneys’ fees) associated therewith must be borne by BAT.

8.03         Enforcement by BAT. If BAT undertakes the enforcement and/or defense of the Patent Rights and/or Plant Variety Rights by litigation, including any declaratory judgment action, the total cost of any such action commenced or defended solely by BAT shall be borne by BAT and BAT shall indemnify 22nd Century and any applicable licensor for any counter or cross-claim. Any recovery of damages by BAT as a result of such action will be applied first in satisfaction of any unreimbursed expenses and attorneys’ fees of BAT relating to the action, and second toward reimbursement of 22nd Century’s expenses, including attorneys’ fees, if any, relating to the action. The balance remaining from any such recovery shall be equally split between 22nd Century and BAT. BAT is entitled to settle any such litigation by agreement, consent, judgment, voluntary dismissal, or otherwise, but only with the prior written consent of 22nd Century and if it has no adverse effect on any consideration to be received by 22nd Century under this Agreement.

8.04         Enforcement by 22nd Century. If BAT does not institute legal action against the infringing activity within three (3) months of having been made aware of or notified thereof, 22nd Century has the right, but is not obligated, to prosecute at its own expense any such infringement of the Patent Rights and/or Plant Variety Rights. In furtherance of that right, 22nd Century may use the name of BAT as a party plaintiff in any such action. The total cost of any such infringement action commenced or defended solely by 22nd Century must be borne by 22nd Century. Any recovery by 22nd Century in such action will be applied first in satisfaction of any unreimbursed expenses and attorneys’ fees of 22nd Century relating to the action, and second toward reimbursement of BAT’s expenses, including attorneys’ fees, if any, relating to the action. The balance remaining from any such recovery belongs solely to 22nd Century.

8.05         Cooperation by the Parties. In any infringement suit instituted by either Party to enforce the Patent Rights, the other Party must, at the request and expense of the Party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, data, samples, specimens, and the like.

8.06         Invalidity of any of Patent Rights and/or Plant Variety Patents. Any of the foregoing notwithstanding, if, at any time during the Research Term, any of the Patent Rights and/or Plant Variety Rights are held invalid or unenforceable in a decision which is not appealable or is not appealed within the time allowed, BAT does not have a damage claim or a claim for refund or reimbursement against 22nd Century, but if such invalidity or unenforceability is of the last of the Patent Rights, no further Milestone Fees shall be due for any time after such invalidity or unenforceability.

8.07         Freedom to Operate Notice. Each Party to this Agreement will inform the other Party promptly in writing if it becomes aware that the Patent Rights and/or Plant Variety Rights may infringe any third party’s patent rights.

ARTICLE 9 – REGULATORY APPROVALS, PUBLICATION AND EXPORT

9.01         Laws and Regulations of the U.S. This Agreement is subject to all United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and technology. It is understood that 22nd Century is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979).

9.02         Licenses and Authorizations. To the extent any third party or governmental licenses, approvals, or authorizations are required for BAT to use and exploit the Licensed Intellectual Property Rights as envisaged under the terms of this Agreement, it shall be the sole responsibility of BAT to obtain any and all such licenses, approvals, authorizations, technology or intellectual property at BAT’s sole cost and expense. To the extent any third party or governmental licenses, approvals, or authorizations are required for 22nd Century to use and exploit the Licensed Intellectual Property Rights as envisaged under the terms of this Agreement, it shall be the sole responsibility of 22nd Century to obtain any and all such licenses, approvals, authorizations, technology or intellectual property at 22nd Century’s sole cost and expense. Subject to, and without limiting any of, the provisions, rights, or obligations of a Party under this Agreement, neither Party shall be obligated to procure any right under or to any intellectual property right of any third party necessary for the other Party’s use or exploitation of any Licensed Intellectual Property Right.

9.03         Material Exchange. Subject to Section 9.02, the Parties will cooperate in good faith with each other to obtain any and all permits or approvals necessary for the exchange of any materials pursuant to Sections 4.02 and 4.04, respectively.

ARTICLE 10 – CONFIDENTIALITY

10.01         Confidentiality. Each Party will each treat any Property disclosed to it (the “Receiving Party”) by the other Party (the “Disclosing Party”) with reasonable care and will not disclose such information to any other person, firm or corporation, except Affiliates and contractors of the Receiving Party bound by the obligations of confidentiality and restricted use set forth in this Article 10. Any Property the rights to which are owned under this Agreement by a Party shall be the confidential information of such Party, and such Party shall be deemed to be the Disclosing Party of such Property under this Agreement. The Receiving Party may not use the Disclosing Party’s confidential information other than for the benefit of the Parties and in the performance of this Agreement. These obligations of non-disclosure and restricted use remain in effect for each subject disclosure of confidential information while this Agreement is in effect and until the later of the date of termination of this Agreement or five (5) years from the date of disclosure. However, notwithstanding the foregoing, no Receiving Party is obligated, with respect to Property disclosed to it by the Disclosing Party, or any part thereof, which:

(a)          is already known to the Receiving Party at the time of the disclosure;

(b)          becomes publicly known without the wrongful act or breach of this Agreement by the Receiving Party;

(c)          is rightfully received by the Receiving Party from a third party on a non-confidential basis;

(d)          is subsequently and independently developed by employees or contractors of the Receiving Party who had no knowledge of such Property, as verified by written records;

(e)          if and to the extent and only as approved for release by prior written authorization of the Disclosing Party; or

(f)          is disclosed pursuant to the requirements of applicable law or pursuant to any judicial or government requirement, regulation or order, including without limitation any securities regulations, provided that the Receiving Party takes reasonable steps to provide the Disclosing Party sufficient prior notice in order to contest such request, requirement or order and provided that such disclosed confidential information otherwise remains subject to the obligations of confidentiality set forth in this Article 10.

10.02         Confidential Disclosures. The Parties agree that any Property to be treated as confidential information under this Article 10 must be disclosed in writing or in another tangible medium and must be clearly marked “CONFIDENTIAL” or the like. Property disclosed orally or visually that the Disclosing Party desires to keep confidential must be summarized and reduced to writing and communicated to the Receiving Party within thirty (30) days of such disclosure.

10.03         Exceptions of Confidential Disclosures. Notwithstanding the foregoing of this Article 10, the Parties may use and disclose any confidential information related to the Patent Rights to BAT Affiliates (if BAT) or 22nd Century Affiliates (if 22nd Century) and their potential sublicensees, prospective investors, employees, consultants and agents with a need to know, collaborators, prospective collaborators and other third parties in the chain of growing, manufacturing and distributing Licensed Products, but if and only if the applicable party obtains from each such recipient a written confidentiality agreement, the provisions of which are at least as protective of 22nd Century’s confidential information as those provided in this Article 10.

10.04         Confidentiality Related to Patent Rights. Notwithstanding anything to the contrary in this Agreement, all information relating to filing, prosecution, maintenance, defense, infringement, and the like regarding the Patent Rights (no matter how disclosed) is the confidential information of 22nd Century and subject to the provisions of this Article 10.

ARTICLE 11 – GOVERNING LAW AND ARBITRATION

11.01         Governing Law. As the Parties will be doing business in different locations, and seek certainty in their dealings with each other and with third parties, the Parties to this Agreement expressly acknowledge and agree that this Agreement, and the performance or breach thereof, shall be entered into, interpreted, governed, construed, and enforced in accordance with the substantive and procedural laws of the State of New York, United States of America, without regard to any choice of law principles. The Parties hereby irrevocably submit to the exclusive personal jurisdiction of the state and federal courts located in or serving the State of New York, United States of America, for the purposes of any claim, action or proceeding brought pursuant to or arising from this Agreement.

11.02         Arbitration. Any and all disputes arising out of or in connection with this Agreement, and/or any breach of this Agreement by BAT, any BAT Affiliates, 22nd Century, any 22nd Century Affiliates, any licensees and/or any sublicensees of the foregoing under this Agreement will be referred to and finally resolved by arbitration administered by the International Centre for Dispute Resolution in accordance with the International Arbitration Rules. Each Party shall be entitled to seek interim, interlocutory or permanent injunctive relief from any state or federal court located in the State of New York, United States of America, and the parties hereby agree to submit to the exclusive personal jurisdiction of the state and federal courts located in or serving the State of New York, United States of America, for the purposes of any claim, action or proceeding brought pursuant to or arising from this Agreement. The Parties agree that the arbitration proceedings will be conducted in New York City, State of New York, United States of America. The language of the proceedings and all results thereof shall be in English. All arbitration proceedings will be conducted before a single arbitrator selected by the relevant arbitration commission, provided that such arbitrator shall have experience in conducting business arbitration with respect to intellectual property licensing. The decision resulting from the arbitrator shall be final, not appealable except with respect to any point of law, and binding on the Parties and any judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction.

11.03         Injunctive Relief. Each Party agrees that the other Party’s remedies at law for any breach of its obligations of this Agreement (other than pure payment obligations) will or may be inadequate alone, and that such other Party shall be entitled to equitable relief, including, without limitation, injunctive relief and specific performance, in addition to any other available remedies it may have in law and in equity, and such Party hereby waives any requirement for security or posting of any bond in connection with any such remedy.

ARTICLE 12 – NOTICES

12.01         Notices.

(a)          All Notices (as defined in Section 12.02) by a Party to the other Party shall be sent to such other Party to at least the following address and attention of such other Party (or such other address and/or attention as such other Party has notified by written Notice to the Party sending the Notice at least thirty (30) days prior to such Notice):

If to BAT:	If to 22nd Century:

British American Tobacco (Investments) Limited	22nd Century Limited, LLC
Attention: Head of Marketing Legal	Attention: Joseph Pandolfino
Globe House	9530 Main Street
4 Temple Place	Clarence, New York 14031
London WC2R 2PG	United States of America
United Kingdom
If to 22nd Century Group:

22nd Century Group, Inc.
Attention: Joseph Pandolfino
9530 Main Street
Clarence, New York 14031
United States of America

(b)          A copy of any Notice sent to a Party under Section 12.01(a) shall be sent simultaneously to such Party to the following (whereby such copy shall not be deemed to be notice):

If such notice, demand, or written communication is to BAT, to each of the following:	If such notice, demand, or written communication is to 22nd Century or 22nd Century Group, to each of the following:
(1) British American Tobacco (Investments) Limited
Attention: Head of Patents and Innovations	(1) 22nd Century Limited, LLC
Globe House	Attention: Michael R. Moynihan, PhD
4 Temple Place	9530 Main Street
London WC2R 2PG	Clarence, New York 14031
United Kingdom	United States of America

(2) By e-mail to:	(2) By email to:
(3) By e-mail to:	(3) By email to:

A copy of any Notice by 22nd Century to BAT under Section 1.12(iv) shall also be sent by 22nd Century simultaneously to:

by mail to:	British American Tobacco (Investments) Limited
Attention: Head of Group Research & Development [Cambridge]
210 Cambridge Science Park
Milton Road
Cambridge CB4 0WA
United Kingdom

and by e-mail to:

12.02         Delivery. The Parties agree that any notice or demand sent by a Party to the other Party (including, without limitation, exercising the Option, notice of termination, notice of breach, notice of infringement, demand, notice under Section 1.14(iv), or any other notice resulting in a deadline or having legal consequences under this Agreement) (“Notice”) must be sent to such Party at the address and to the attention as stated for such Party in Section 12.01(a) by a reputable internationally recognized carrier with a delivery confirmation or tracking number (charges prepaid). The date on which any such Notice to a Party is deemed given to such Party shall be the date of the delivery by such internationally recognized carrier to such Party at the address and to the attention as set forth in Section 12.01(a) for such Party.

ARTICLE 13 – SUCCESSORS, ASSIGNMENT AND CHANGE OF CONTROL

13.01         Successors. This Agreement is binding upon and inures to the benefit of the respective successors and assigns of the Parties hereto.

13.02         No Assignments. This Agreement may not be transferred or assigned by either Party except: (i) that BAT may transfer or extend this Agreement to any BAT Affiliate (subject to a reasonable guaranty by BAT of such BAT Affiliate’s performance after such transfer), or (ii) that either Party may transfer this Agreement in connection with the sale or other transfer of such Party’s entire business, as the case may be, except in the event of a sale or other transfer by 22nd Century to a Competitor Party, in which case the provisions in Section 13.03 shall apply to the same extent as in the event of a change of control set forth therein. Any other assignment of this Agreement without the prior written consent of the other Party shall be null and void.

13.03         Change of Control.  In the event a Competitor Party takes control of 22nd Century by obtaining more than fifty percent (50%) of the common stock of 22nd Century Group, Inc., BAT’s rights under this Agreement will be unaffected, but BAT’s obligations under this Agreement shall be amended automatically (without need for any notice or other action) and effective immediately upon such change of control as follows:

(a)          BAT’s obligations in Sections 4.03, 4.04, and 4.05 shall terminate; and

(b)          BAT obligation to pay any further Milestone Fees pursuant to Section 5.02 shall terminate.

All other provisions of this Agreement will remain unchanged.

ARTICLE 14 – INDEMNITY, REPRESENTATIONS AND DISCLaimer

14.01         Indemnity. 22nd Century and 22nd Century Group shall indemnify, defend and hold harmless BAT, all BAT Affiliates, and each of its officers, directors, employees, agents, and licensors, and their respective successors and assigns (collectively, “BAT Indemnitee(s)”), by counsel selected by 22nd Century, from and against any claim, liability, cost, expense, demand, action, suit, proceeding, damages, judgment, penalty, deficiency, loss or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “Claims”) based upon, arising out of, or otherwise relating, directly or indirectly, to any breach, or allegation giving rise to any breach, of any warranty or representation of 22nd Century under Section 14.02. A BAT Indemnitee shall provide 22nd Century with reasonably prompt written notice of such a Claim. 22nd Century shall have the right to compromise or settle such Claim; provided, however, that (i) no compromise or settlement of any such Claim may be effected by 22nd Century without the consent of BAT unless (i) there is no finding or admission of any violation of law or the rights of any person by a BAT Indemnitee, (ii) no such compromise or settlement has an adverse effect on any other claims that may be made by a BAT Indemnitee against 22nd Century, (iii) the sole remedy provided thereunder is monetary damages which will be paid in full by 22nd Century in accordance with such compromise or settlement and 22nd Century reasonably demonstrates its financial capacity to do so, and (iv) no such compromise or settlement has an adverse effect on any consideration to be received by BAT under this Agreement.

14.02         Warranties and Representations of 22nd Century. 22nd Century warrants and represents that (a) as of the Effective Date it either owns or is the exclusive worldwide licensee of the Patent Rights in the Field of Use, (b) it has the sole and unrestricted right to grant the Research License and Option for the Commercial License provided in this Agreement, subject to the limitations set forth in Sections 2.05 and 2.06, (c) performance of its obligations under this Agreement does not and will not violate any existing agreement to which it is subject or a party, (d) the execution of this Agreement has been duly authorized and 22nd Century’s performance hereunder is within its corporate power, and (e) to 22nd Century’s knowledge, as of the date of signing this Agreement, the Patent Rights will not infringe any third party’s rights. 22nd Century warrants and represents that the wire transfer instructions supplied under Section 5.01 are and will remain correct, complete, and sufficient for BAT to make any payments under this Agreement to 22nd Century unless and until 22nd Century provides BAT written notice of different wire transfer instructions, in which case 22nd Century warrants and represents that such different wire transfer instructions are and will remain correct, complete, and sufficient for BAT to make any payments under this Agreement to 22nd Century.

14.03         Indemnity. BAT shall indemnify, defend and hold harmless 22nd Century, all 22nd Century Affiliates, and each of its officers, directors, employees, agents, and licensors, and their respective successors and assigns (collectively, “22nd Century Indemnitee(s)”), by counsel selected by BAT, from and against any claim, liability, cost, expense, demand, action, suit, proceeding, damages, judgment, penalty, deficiency, loss or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “Claims”) of any third party (other than any BAT Affiliate or 22nd Century Affiliate) asserting any product liability claim against a 22nd Century Indemnitee arising from any tobacco developed by BAT funded activities under this Agreement grown, made, imported, exported, sold, offered for sale or used by or behalf of BAT or any BAT Affiliate and/or any Licensed Product grown, made, imported, exported, sold, offered for sale or used by or behalf of BAT or any BAT Affiliate. A 22nd Century Indemnitee shall provide BAT with reasonably prompt written notice of such a Claim. BAT shall have the right to compromise or settle such Claim; provided, however, that (i) no compromise or settlement of any such Claim may be effected by BAT without the consent of 22nd Century unless (i) there is no finding or admission of any violation of law or the rights of any person by a 22nd Century Indemnitee, (ii) no such compromise or settlement has an adverse effect on any other claims that may be made by a 22nd Century Indemnitee against BAT, (iii) the sole remedy provided thereunder is monetary damages which will be paid in full by BAT in accordance with such compromise or settlement and BAT reasonably demonstrates its financial capacity to do so, and (iv) no such compromise or settlement has an adverse effect on any consideration to be received by 22nd Century under this Agreement.

14.04         Warranties and Representations of BAT. BAT warrants and represents that (a) performance of its obligations under this Agreement does not and will not violate any existing agreement to which it is subject or a party, and (b) the execution of this Agreement has been duly authorized and its performance hereunder is within its corporate power.

14.05         Disclaimer. OTHER THAN AS PROVIDED IN SECTION 14.02 (FOR 22ND CENTURY) OR 14.03 (FOR BAT), NEITHER PARTY NOR ANY OF SUCH PARTY’S AFFILIATES MAKES ANY, AND ALL OF THEM DISCLAIM ALL, WARRANTIES, REPRESENTATIONS, AND CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED OR LEGAL, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES, REPRESENTATIONS, OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WORKMANSHIP OR TITLE OR NON-INFRINGEMENT, NOR IS THERE A WARRANTY, REPRESENTATION, OR CONDITION THAT THE USE OF THE PATENT RIGHTS OR ANY RESEARCH RESULT, PROPERTY, OR ACTIVITY OF THIS AGREEMENT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS. IN ADDITION, NOTHING IN THIS AGREEMENT MAY BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY 22ND CENTURY OF THE VALIDITY OF ANY OF THE PATENTS OR THE ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF THE PATENT RIGHTS, OR ANY REPRESENTATION, WARRANTY, OR CONDITION BY BAT OR ANY BAT AFFILIATE OF THE VALIDITY, ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF ANY RESEARCH RESULT. 22ND CENTURY HAS NO OBLIGATION, EXPRESS OR IMPLIED, TO SUPERVISE, MONITOR, REVIEW OR OTHERWISE ASSUME RESPONSIBILITY FOR THE PRODUCTION, MANUFACTURE, TESTING, MARKETING OR SALE OF ANY LICENSED PRODUCT BY BAT OR ITS AFFILIATES. 22ND CENTURY HAS NO LIABILITY WHATSOEVER TO BAT OR ANY THIRD PARTIES FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON BAT OR ANY OTHER PERSON OR ENTITY, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM THE USE OF THE PATENT RIGHTS BY BAT. IN NO EVENT SHALL EITHER PARTY BE LIABLE, REGARDLESS OF THE BASIS OR GROUND OF LIABILITY, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, LIQUIDATED, SPECIAL, OR PUNITIVE DAMAGES OR LOSSES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS AND LOST BUSINESS, WHETHER FORESEEABLE OR NOT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY THEREOF, UNDER THIS AGREEMENT.

ARTICLE 15 – BANKRUPTCY

15.01         Bankruptcy etc. of 22nd Century. To the greatest extent permissible under applicable law, none of the licenses and rights granted to BAT under this Agreement shall terminate, expire, be limited or restricted, or adversely modified or affected in the event that 22nd Century or any 22nd Century Affiliate, or any licensor thereof, ceases or fails to conduct business operations, takes steps to dissolve or cease to exist, files or is or becomes subject to a petition in bankruptcy (or similar reorganization proceeding), admits its inability to pay its debts as they become due, makes a general assignment for the benefit of its creditors, or becomes subject to the appointment of a receiver. This Agreement and the rights and licenses to BAT are subject to 11 U.S.C. § 365(n) and the right of BAT to elect retention of this Agreement and the licenses and rights to BAT hereunder if BAT so decides in its sole discretion. In the event of any bankruptcy or other such event as described above in this Section 15.01, to the greatest extent permissible under applicable law, 22nd Century will assert the continuation of any licenses granted to 22nd Century or any 22nd Affiliate and sublicensed to BAT under this Agreement. 22nd Century will further promptly engage in such acts as reasonably requested by BAT to 22nd Century to ensure BAT’s continued rights under the licenses granted by 22nd Century under this Agreement and/or BAT’s continued rights arising or flowing from any licenses granted to 22nd Century or 22nd Century and sublicensed to BAT under this Agreement under substantially the same terms as those in effect immediately prior to the bankruptcy or other such event as described above in this Section 15.01.

15.02         Cooperation. If any of the events identified in Section 15.01 occurs or is likely to occur, 22nd Century shall promptly notify BAT thereof in writing and provide BAT with all information requested by BAT related thereto. In such case, if and to the extent legally permissible under applicable law, the Parties will cooperate with external legal and other advisers (each Party bearing its own cost related thereto) to identify the best option or options to protect BAT and BAT Affiliates’ access to the Licensed Intellectual Property Rights in or despite such event. 22nd Century agrees that, in any such event, it will undertake all as legally permissible under applicable law to ensure that none of BAT’s rights and licenses under this Agreement are terminated, limited, restricted, or adversely modified or affected.

ARTICLE 16 – USE OF A PARTY'S NAME

16.01         Unless required by operation of law, rule or regulation, including without limitation any securities law, rule or regulation, or any binding judgment or court order or any requirement of a competent authority, neither 22nd Century nor any 22nd Century Affiliate may publish or disclose this Agreement, the existence of this Agreement, or any of the provisions of this Agreement (except: (i) if and to the extent expressly permitted by BAT in an advance written notice to 22nd Century, which shall be in BAT’s discretion, or (ii) to each other, or (iii) to any legal or financial consultant subject to an obligation of confidentiality regarding such disclosure or as necessary for, and in the course of, enforcing any of their rights under this Agreement), and none of the Parties may, without the prior written consent of the other applicable Party:

(a)          use in any publication, advertising, publicity, press release, or promotional activity or otherwise, any trade-name, personal name, trademark, trade device, service mark, symbol, image, icon, or any abbreviation, contraction or simulation thereof owned by the other Party; or

(b)          use the name or image of any employee or agent of the other Party in any publication, publicity, advertising, press release, promotional activity or otherwise.

None of the Parties may, without the prior written consent of the other applicable Party, represent, either directly or indirectly, that any product or service of the other Party is a product or service of the representing Party or that it is made in accordance with or utilizes the information or documents of the other Parties.

ARTICLE 17 – GUARANTY

17.01         22nd Century Group hereby guarantees to BAT the performance of any and all obligations, and any and all liability, of 22nd Century under this Agreement, including, without limitation, all payments owed and due by 22nd Century to BAT, to the same extent as if such obligations and liability were direct obligations and liabilities of 22nd Century Group to BAT. The guaranty in this Article 17 is an absolute, unconditional, and irrevocable continuing guaranty, which shall be effective as long as this Agreement is in effect, and thereafter with regard to any obligation or liability of 22nd Century that accrued before, or that survives, the termination, expiration, or cancellation of this Agreement until all such obligations and liabilities have been satisfied in full. 22nd Century Group hereby waives, relinquishes, and abandons any right to request, demand, or require BAT first to claim or pursue any right or remedy of any kind against 22nd Century for all or any part of any obligations or liability guaranteed by 22nd Century Group under this Article 17. 22nd Group hereby confirms and agrees that its obligations and liability under the guaranty in this Article 17 shall be in effect, enforceable, and not be waived, relinquished, or abandoned in the event of, any amendment or change of this Agreement. 22nd Century Group hereby waives notice of any amendment or change of this Agreement. Nothing in this Article 17 waives any right of any Party to assert, to bring any action for, or to enforce any right or remedy by such Party against the other or any direct obligation or liability of 22nd Century Group under Section 14.01.

17.02         In the event 22nd Century Group no longer has any ownership interest in 22nd Century after the Effective Date, then 22nd Century Group may from and after that time request BAT to consent to the release of 22nd Century Group from the guaranty in this Article 17 and any obligation or liability of 22nd Century Group under Section 14.01, which consent BAT shall not unreasonably withhold, condition or delay as long as (i) the entity which then owns 22nd Century (“New Owner”) agrees in a written agreement with BAT to be bound by the guaranty in this Article 17 and any obligation or liability of 22nd Century Group under Section 14.01 to the full extent as set forth therein for 22nd Century Group, (ii) New Owner is also of equal or greater financial strength as compared to 22nd Century Group at the time of such request, (iii) 22nd Century and 22nd Century Group provides to BAT all information reasonably necessary to assess the financial strength of New Owner (which provision of the last such information, 22nd Century and 22nd Century Group shall be deemed to warrant and represent that neither of them nor any 22nd Century Affiliate has any further such information), and (iv) 22nd Century shall pay, and 22 Century Group hereby guarantees under the same terms as set forth in Section 17.01, full payment of BAT’s reasonable legal expenses arising from the release of 22nd Century Group from the guaranty in this Article 17 and/or New Owner’s agreements under Section 17.02(i). BAT enters into this Agreement in reliance upon 22nd Century Group’s guaranty and the provisions in this Article 17.

ARTICLE 18 – SEVERANCE AND WAIVER

18.01         Severance. Each clause of this Agreement is a distinct and severable clause and if any clause is deemed illegal, void or unenforceable, the validity, legality or enforceability of any other clause or portion of this Agreement will not be affected.

18.02         Waiver. The failure of a Party in any instance to insist upon the strict performance of the terms of this Agreement is not a waiver or relinquishment of any of the terms of this Agreement, either at the time of the Party’s failure to insist upon strict performance or at any time in the future, and such terms will continue in full force and effect.

ARTICLE 19 – TITLES AND DRAFTING

19.01         Titles. All titles, section headings and article headings contained in this Agreement are inserted only as a matter of convenience and reference. They do not define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

19.02         Drafting. For purposes of construing this Agreement, each of the Parties shall be deemed the drafter of this Agreement.

ARTICLE 20 – SURVIVAL OF TERMS

20.01         The provisions of Articles 1 (with regard to any definition used in any of the following surviving terms), 10, 11, 12, 14 (with regard to any Claim thereunder arising prior to the expiration or termination of this Agreement), 16, 17, 18, 19, and 21, this Article 20, and Sections 2.07, 4.05, and 6.02 (if and to the extent that any payment under such Section 6.02 is due and unpaid) shall survive the expiration or termination of this Agreement.

ARTICLE 21 – ENTIRE UNDERSTANDING

21.01         This Agreement represents the entire understanding among the Parties, and supersedes all other agreements, express or implied, among the Parties concerning the subject matter hereof, and is not subject to any change or modification except by the execution of a written instrument subscribed to by authorized representatives of the Parties.

ARTICLE 22 – ELECTRONIC COPY; COUNTERPARTS

22.01         The Parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The Parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

22.02         This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

BAT:		22ND CENTURY:

British American Tobacco (Investments) Limited		22nd Century Limited, LLC

By:	/s/ Gary Nicholson	By:	/s/ Joseph Pandolfino
Name:	Gary Nicholson (Authorised Signatory)	Name:	Joseph Pandolfino
Title:	Head of Global Leaf Research	Title:	Chief Executive Officer

By:	/s/ Steve Burton
Name:	Steve Burton (Authorised Signatory)
Title:	Head of CORA and GR&D Finance

For the limited purpose of indemnity provided in Section 14.01 and Article 17:

22nd Century Group, Inc.

By:	/s/ Joseph Pandolfino
Name:	Joseph Pandolfino
Title:	Chief Executive Officer

APPENDIX A

BAT AFFILIATES

(without limitation)

No.	Centre Corporate Companies
1	B.A.T (U.K. and Export) Ltd
2	B.A.T Capital Corporation (incorp. in the U.S.)
3	B.A.T. International Finance p.l.c.
4	BATMark Ltd.
5	British-American Tobacco (Holdings) Ltd.
6	British American Tobacco Holdings (The Netherlands) B.V.
7	British American Tobacco International Ltd. (incorp. in Switz.)
8	British American Tobacco (Brands) Inc. (incorp. in the U.S.)
9	British American Tobacco (Brands) Ltd.
10	British American Tobacco (GLP) Ltd.
11	British American Tobacco (Investments) Ltd.
Asia-Pacific
12	British American Tobacco Australia Ltd.
13	British American Tobacco Bangladesh Company Ltd.
14	PT Bentoel Internasional Investama Tbk (Indonesia)
15	British American Tobacco Japan, Ltd.
16	British American Tobacco (Malaysia) Berhad
17	British American Tobacco (New Zealand) Ltd.
18	Pakistan Tobacco Co. Ltd.
19	British American Tobacco Korea Ltd.
20	British American Tobacco Korea Manufacturing Ltd.
21	B.A.T Services Ltd. (Taiwan, incorporated in the UK)
22	British-American Tobacco Marketing (Singapore)
Americas
23	za-Piccardo S.A.I.C.y F. (Argentina)
24	Souza Cruz, S.A. (Brazil)
25	Imperial Tobacco Canada Ltd.
26	British American Tobacco Chile Operaciones, S.A.
27	British American Tobacco Colombia S.A.S.
28	British American Tobacco Mexico, S.A. de C.V.
29	C.A. Cigarrera Bigott Sucs. (Venezuela)
30	British American Tobacco Belgium S.A.
Western Europe
31	British American Tobacco (Czech Republic), s.r.o.
32	British American Tobacco Denmark A/S
33	British American Tobacco France SAS
34	British-American Tobacco (Germany) GmbH
35	British American Tobacco (Industrie) GmbH
36	BAT Pecsi Dohnygyr Kft. (Hungary)
37	British American Tobacco Italia S.p.A.
38	British American Tobacco Nederland B.V.
39	British American Tobacco Western Europe Region B.V.
40	British-American Tobacco Polska S.A.
41	British American Tobacco Polska Trading sp. zo.o.
42	British-American Tobacco (Romania) Trading SRL
43	British American Tobacco España, S.A.
44	British American Tobacco Sweden AB
45	Fiedler & Lundgren AB
46	British American Tobacco Switzerland S.A.
47	British American Tobacco UK Ltd.
Eastern Europe, Middle East and Africa
48	British American Tobacco (Algérie) S.P.A.
49	British American Tobacco Egypt LLC
50	B.A.T. Pars Company (Private Joint Stock) (Iran)
51	British American Tobacco Kazakhstan Trading LLP
52	British American Tobacco Exports B.V. (Morocco)
53	British American Tobacco (Nigeria) Ltd.
54	OJSC British American Tobacco – STF (Russia)
55	OJSC British American Tobacco – Yava (Russia)
56	CJSC British American Tobacco – SPb (Russia)
57	CJSC International Tobacco Marketing Services
58	B.A.T. Tobacco Holdings South Africa (Pty) Ltd
59	B.A.T. Tütün Mamulleri Sanayi ve Ticaret A.S. (Turkey)
60	A/T B.A.T. – Prilucky Tobacco Co. (Ukraine)

Appendix B

PATENT RIGHTS

Patent Family	Country/ Region	No.	Application No.	Filing Date	Patent No.	Date Issued	Assignee
	ARIPO	1	AP/P/2007/004181	2/28/06			22nd Century
	Australia	2	2006233359	2/28/06	2006233359	7/19/12	22nd Century
		3	2012203977	7/5/12			22nd Century
	Canada	4	2599302	2/28/06			22nd Century
Reducing Levels of Nicotinic	China	5	200680010544.X	2/28/06	200680010544.X	9/5/12	22nd Century
Alkaloids in Plants		6	2012102520317	7/19/12			22nd Century
PCT/IB2006/001741	Hong Kong	7	13109543.8	8/15/13			22nd Century
(WO2006109197)	Japan	8	P2007-557629	2/28/06	4892744	1/6/12	NAIST*
	Korea	9	2007-7022315	2/28/06			22nd Century
Filed on 02-28-2006		10	2013-7006598	3/14/13			22nd Century
	Mexico	11	2007/010520	2/28/06	301367	7/16/12	22nd Century
		12	2012/008279	7/16/12	305368	11/16/12	22nd Century
		13	2012/013312	11/15/12			22nd Century
	Philippines	14	1-2007-501841	2/28/06			22nd Century
	South Africa	15	2007/08331	2/28/06	2007/08331	9/30/09	22nd Century
	United States	16	11/579661	2/28/06			22nd Century
		17	13/082953	4/8/11			22nd Century

Increasing Levels of	Europe	18	06848676.0	9/13/06			22nd Century
Nicotinic Alkaloids		19	11187201.6	10/28/11			22nd Century
	Hong Kong	20	12110455.3	10/19/12			22nd Century
PCT/IB2006/004043	Japan	21	2009-537707	9/13/06	5087777	9/21/12	NAIST*
(WO2007072224)	Taiwan	22	096116136	5/7/07	Notice of Allowance		22nd Century
Filed 9/13/06	United States	23	11/520036	9/13/06			22nd Century

Nucleic Acid Sequences	Canada	24	2688306	5/23/08			NRC**
Encoding Transcription	China	25	200880100279.3	5/23/08			NRC**
Factors Regulating Alkaloid	Hong Kong	26	11113618.2	5/23/08			NRC**
Biosynthesis and Their Use		27	12/601752	5/23/08			NRC**
in Modifying Plant	United States	28	13/464,212	5/4/12			NRC**
Metabolism

PCT/IB2008/003131 (WO/2009/063312)

Filed on 5-23-2008

*22nd Century holds a non-exclusive license from the Nara Institute of Science and Technology (NAIST) with the right to sublicense.

**22nd Century holds an exclusive worldwide license from the National Research Council of Canada (NRC) with the exclusive right to sublicense.

Schedule 1

COMMERCIAL LICENSE AGREEMENT

This Commercial License Agreement (this “Agreement”) is entered into as of the Option Effective Date (as defined below) by and among 22nd Century Limited, LLC (“22nd Century”) and 22nd Century Group, Inc. (“22nd Century Group”), each with its corporate headquarters at 9530 Main Street, Clarence, New York 14031, United States of America, and British American Tobacco (Investments) Limited (“BAT”), Reg. No. 00074974, with its registered office at Globe House, 1 Water Street, London WC2R 3LA, United Kingdom.

WHEREAS:

1.	BAT and 22nd Century entered into that certain Research License and Commercial Option Agreement dated as of September 30, 2013 (the “Research License Agreement”), in which 22nd Century granted BAT an exclusive option to enter into this Agreement.

2.	BAT exercised such option causing this Agreement to be effective as of the date of the Commercial License Commencement (as defined in the Research License Agreement) (the “Option Effective Date”).

3.	BAT and 22nd Century wish to enter into this Agreement for 22nd Century to grant to BAT, and for BAT to receive, the licenses and rights set forth in this Agreement under the terms and conditions set forth in this Agreement.

NOW THEREFORE, the Parties agree as follows:

ARTICLE 1 – DEFINITIONS

For the purposes of this Agreement, the terms and phrases below have the following definitions:

1.01         “22nd Century Affiliate” means individually, and “22nd Century Affiliates” means collectively, any corporation, company or other entity in which 22nd Century Group owns or controls, directly or indirectly, at least fifty one percent (51%) of the voting securities.

1.02         “22nd Century Product Affiliate” means individually, and “22nd Century Product Affiliates” means collectively, any corporation, company or other entity in which 22nd Century Group owns or controls, directly or indirectly, at least fifty one percent (51%) of the voting securities and no Competitor Party owns any of the voting securities.

1.03         “22nd Century Product” means any product that 22nd Century or any 22nd Century Product Affiliate imports, exports, distributes, markets, sells or offers to sell that is branded with the wholly-owned marks of 22nd Century or any 22nd Century Product Affiliate, but in no event any product imported, exported, distributed, marketed, sold or offered under any brand or mark of any other individual, entity, association, group, or other person(s) of any kind.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.04          “Article” means any of the numbered Articles of this Agreement.

1.05         “Available for Shipment” means Commercial Licensed Products which have been (i) harvested, (ii) processed in a leaf processing facility of BAT or a BAT Affiliate or a third party with whom BAT or a BAT Affiliate has contracted, and (iii) inspected and cleared for shipment.

1.06         “BAT Affiliate” means individually, and “BAT Affiliates” means collectively, any corporation, company or other entity in which British American Tobacco plc owns or controls, directly or indirectly, at least thirty percent (30%) of the voting securities, and shall include, without limitation, those set forth in APPENDIX A.

1.07         “BAT Excluded Businesses” means any of the following companies if and after such company becomes part of BAT or a BAT Affiliate after the Option Effective Date of the Research License by merger, acquisition or business combination, but only while it is part of BAT or a BAT Affiliate: [*], and any of the foregoing companies’ respective Affiliates.

1.08         “BAT Excluded Products” means solely any Commercial Licensed Product that is (i) Available for Shipment to any third party that is not a BAT Affiliate or Reynolds, (ii) the amount of Commercial Licensed Products actually shipped to any third party that is not a BAT Affiliate or to Reynolds in an amount which is greater than the amount under the immediately preceding clause (i), and/or (iii) is processed in a leaf processing facility of Reynolds or a third party with whom Reynolds has contracted.

1.09         “Affiliate” or “Affiliates” means, with respect to any entity other than a 22nd Century Affiliate, BAT Affiliate, or Reynolds Affiliate, any corporation, company or other entity which directly or indirectly controls, is controlled by, or is under common control with such entity. “Control” of an entity shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of such entity, whether through ownership of voting securities, by contract, or otherwise.

1.10         “BAT Supplier” means any party which supplies BAT or any BAT Affiliates with Licensed Product which is grown from seeds provided to such party by BAT or a BAT Affiliate and with respect to which BAT or a BAT Affiliate purchases for itself all of the Licensed Product grown by such BAT Supplier. For the avoidance of doubt, any Licensed Product grown by a BAT Supplier which is not destroyed shall only be used by BAT or a BAT Affiliate for processing in a BAT leaf processing facility for conversion of such tobacco leaf into a tobacco leaf packaged product which, at any time during the Commercial Term, will, or is intended to, ultimately become a Commercial Licensed Product (as defined in Section 1.12 below) Available for Shipment (as defined in Section 1.05 above).

1.11         “Co-exclusive Term” means the initial three (3) Years of the Commercial Term.

1.12          “Commercial Licensed Product” means a Licensed Product which is harvested tobacco leaf processed in a leaf processing facility and any commercial product containing such harvested tobacco leaf or parts or extracts thereof. For the avoidance of doubt, Commercial Licensed Products do not include, without limitation, Licensed Products which are seeds.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.13         “Competitor Party” means the following [*].

1.14         “Commercial Term” means the period of time commencing on the Option Effective Date and continuing uninterrupted until the later of (i) the expiration, invalidation of all claims of, or cancellation of the last to expire of the Patent Rights, or (ii) in the event Plant Variety Rights are granted for any plant variety that is a Licensed Product, the expiration, invalidation of all claims of, or cancellation of such Plant Variety Rights.

1.15          “Field of Use” means any and all use of Nicotiana plants or parts thereof and tobacco and products produced therefrom, including, without limitation, cigarettes, heat-not-burn cigarettes, electronic cigarettes, cigars, tobacco for smoking in pipes or by other means, all forms of smokeless tobacco (such as snus, chewing tobacco, snuff and tobacco dissolvables), and nicotine products. Field of Use shall, however, exclude solely: (i) products (other than combustible cigarettes and cigars, electronic cigarettes and heat-not-burn products) produced from tobacco biomass, including, without limitation, plant proteins, pharmaceutical products other than nicotine products, nutritional products, food and feed ingredients, and biofuels; and (ii) solely in the United States of America, a combustible cigarette product that has been approved for smoking cessation by the Center for Drug Evaluation and Research (CDER) of the U.S. Food and Drug Administration and is intended and offered for smoking cessation. For the avoidance of doubt, the carve out in (ii) above shall not encompass products which may have been approved as a reduced risk product by the U.S. Food and Drug Administration or any other U.S. regulatory body.

1.16         “First Commercial Term” means the initial three (3) Years of the Full Term.

1.17         “First Day” means: (i) the Option Effective Date if the Option Effective Date is the first day of a calendar month or (ii) the first day of the calendar month next following the Option Effective Date if the Option Effective Date is not the first day of a calendar month.

1.18         “Full Term” means the period of time from expiration of the Pilot Term and extending for the remainder of the Commercial Term.

1.19         “Licensed Intellectual Property Rights” means individually any, and collectively all, of the following:

(i)	all of the Patent Rights;

(ii)	all of the Plant Variety Rights;

(iii)         all know-how, copyrights, and/or trade secrets related to the Patent Rights that are owned, co-owned, or licensed (with the right to sublicense) by 22nd Century or any 22nd Century Affiliate as of the Commencement Date; and

(iv)         all know-how, copyrights, and/or trade secrets related to the Patent Rights that are:

(aa)	acquired by ownership or co-ownership or licensed (with the right to sublicense) at any time after the Commencement Date by 22nd Century or a 22nd Century Affiliate, and

(bb)	disclosed to BAT pursuant to this Agreement by or on behalf of 22nd Century or any 22nd Century Affiliate,

except solely for any such know-how, copyrights, and/or trade secrets that are subject to a third party restriction if 22nd Century delivers to BAT, within thirty (30) calendar days after such disclosure, a written notice of non-inclusion that specifically identifies such know-how, copyrights, and/or trade secret and such third party restriction imposed thereon, in which case such know-how, copyrights, and/or trade secrets shall not be included as “Licensed Intellectual Property Rights” unless mutually agreed in writing by the Parties.

1.20         “Licensed Product(s)” means any materials, products or parts thereof, including without limitation any plants, harvested plant parts, seeds, cell lines, strains, genes, DNA, nucleic acid sequences and/or other tangible biological materials, which:

(a)          are covered, in whole or in part, by an issued, unexpired claim or pending claim contained in the Patent Rights in any country;

(b)          use a process, are manufactured by using a process, or are employed to practice a process which is covered, in whole or in part, by an issued, unexpired claim or pending claim contained in the Patent Rights in any country;

(c)          are progeny and/or derivatives of any of the foregoing; and/or

(d)          are covered, in whole or in part, by any Plant Variety Rights in any country in which any such material, product or part thereof is grown, made, used, sold, imported, exported or transferred.

1.21         “Non-exclusive Term” means the period of time from expiration of the Co-exclusive Term and extending through the remainder of the Term.

1.22         “Non-Patent Rights” means, collectively, any and all copyrights, mask work rights, and similar rights, and registrations, and applications for registration, thereof, and any and all rights of or protecting trade secrets, know-how, computer programs, algorithms, databases, and data, and any and all other intellectual, industrial, or proprietary rights, known or recognized now or in the future.

1.23         “Party” means, individually, 22nd Century or BAT, as the case may be, and also 22nd Century Group with regard to Section 13.01(a) and Article 16.

1.24         “Parties” means, collectively, 22nd Century and BAT, and also 22nd Century Group with regard to Section 13.01(a) and Article 16.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.25         “Patent Rights” means, collectively, all of the following (a) each of the patents and patent applications listed in Appendix B; (b) any and all applications claiming the benefit of the filing date or claiming priority for any of the foregoing patent applications, including without limitation any divisional applications, continuation applications, continuation-in-part applications, reissue applications, reexaminations and extensions, and any foreign corresponding or counterpart international, regional and national applications; and (c) any and all patents issuing or reissuing from any of the foregoing patent applications.

1.26         “Permitted Researcher” means any of the following entities, but only if and after such entity has entered into a Permitted Researcher Agreement with 22nd Century or a 22nd Century Affiliate and only while such Permitted Researcher Agreement is in effect: (i) an academic institution, or (ii) an entity that does not, and none of whose Affiliates, in any way, directly or indirectly, manufacture, offer for sale, distribute, and/or sell tobacco or tobacco products and the research conducted by such entity is under the direction, funding or control of 22nd Century or a 22nd Century Affiliate. The term “Permitted Researcher” shall include, without limitation, [*].

1.27         “Permitted Researcher Agreement” means a legally binding written agreement entered into and signed by 22nd Century or a 22nd Century Affiliate with an entity that (other than the execution of a Permitted Researcher Agreement) qualifies as a Permitted Researcher and includes:

(i)	confidentiality obligations which are either:

(aa)	no less rigorous than the confidentiality obligations of the Parties under this Agreement, or,

(bb)	if such Permitted Researcher is an educational institution that does not agree to such confidentiality obligations, less rigorous confidentiality obligations that are nevertheless subject to a requirement that such educational institution shall not:

(A)	disclose to any third party without prior written authorization of 22nd Century or such 22nd Century Affiliate (which authorization 22nd Century or a 22nd Century Affiliate shall not give for any entity or person operating commercially in the Field of Use) or

(B)	publically disclose, unless and until such educational institution has provided to 22nd Century or such 22nd Century Affiliate a reasonable advance written notice prior to any such public disclosure and the option for 22nd Century or such 22nd Century Affiliate to take reasonable steps to protect any intellectual property rights therein or related thereto, any Property related to the Patent Rights delivered, provided, or made available to such Permitted Researcher by 22nd Century or a 22nd Century Affiliate; and

(ii)	an obligation to assign, transfer, convey or license to 22nd Century all rights, title and interest in any Property resulting from the research conducted by such entity.

1.28         “Pilot Term” means the initial two (2) Years of the Commercial Term.

1.29         “Plant Variety Rights” or “PVR” means intellectual property in the form of rights granted by applicable law to the breeder of a new variety of plant that give the breeder control over the propagating material or harvested material of a plant variety or the use thereof (such as for example, “Plant Variety Protection,” “PVP Certificates,” “Plant Variety Right Certificates,” and “Plant Breeders’ Rights Certificates,” and any other rights granted by a member state of the International Union for the Protection of New Varieties of Plants (UPOV) to comply with the International Convention for the Protection of New Varieties of Plants (UPOV Convention)), which variety: (i) is a result of the research and development funded by BAT or any BAT Affiliate (no matter who is the plant breeder) and (ii) is covered by the Patent Rights at the time of filing an application for PVR.

1.30         “Property” means, individually and collectively, any invention, development, discovery, creation, work, technology, process, method, reduction to practice, data, code, device, design, application, implementation, concept, practice, or idea, whether novel, original, or new or whether an improvement to, derivative work or derivation from, or amendment or modification to any existing any invention, development, discovery, creation, work, technology, process, method, reduction to practice, data, code, device, design, application, implementation, concept, practice, or idea, and any and all written and other tangible, and any and all electronic, copies, manifestations, and/or reflections thereof.

1.31         “Quarter” means, with regard to any Year, any one of the four periods of three (3) consecutive calendar months each that comprise such Year.

1.32         “R&D Development Plan” means the research and development plan prepared by BAT and delivered to 22nd Century.

1.33         “Reynolds Affiliate” means individually, and “Reynolds Affiliates” means collectively, any corporation, company or other entity in which Reynolds American Inc. owns, directly or indirectly, at least thirty percent (30%) of the voting securities.

1.34         “Reynolds” means Reynolds American Inc. and/or any Reynolds Affiliate.

1.35         “Research Materials” means any plants, harvested plant parts, seeds, cell lines, strains, genes, DNA, nucleic acid sequences and/or other tangible biological materials, but excluding seeds containing BAT commercial germplasm, covered by the Patent Rights and produced during the development of a Commercial Licensed Product by or on behalf of BAT or any BAT Affiliate.

1.36         “Research Purposes” means solely for BAT’s and/or any BAT Affiliate’s own research and product development purposes, and does not include the manufacture of commercial products for their commercial sale.

1.37         “Research Results” means, collectively all, and “Research Result” means individually any, Property resulting or arising from or in connection with, or as a result of, any research, development, or other activities under this Agreement related to validation of the patent claims of the Patent Rights.

1.38         “Second Commercial Term” means the period of time from expiration of the First Commercial Term and extending until September 30, 2028.

1.39         “Section” means any of the numbered sections under any Article.

1.40         “Term” means the duration of this Agreement from the Option Effective Date until the date on which the expiration, termination, or cancellation of this Agreement becomes effective.

1.41         “Territory” means the entire world.

1.42         “Third Commercial Term” means the period of time from expiration of the Second Commercial Term and extending until expiration of the Commercial Term.

1.43         “Year” means any period of time that: (i) commences on the Option Effective Date and ends on the end of the calendar day immediately preceding the first anniversary of the First Day, or (ii) commences on any anniversary of the First Day and ends on the end of the calendar day immediately preceding the next following anniversary of the First Day.

1.44         Certain other defined terms have the meanings given them elsewhere in this Agreement.

ARTICLE 2 – COMMERCIAL LICENSE

2.01         Commercial License Grant. Subject to the terms and conditions of this Agreement (including, without limitation, Section 2.02), 22nd Century grants to BAT, and BAT accepts from 22nd Century, (i) an exclusive (except solely as provided in Section 2.05) license to use, make and grow Licensed Products and import, export, distribute, sell and offer for sale Commercial Licensed Products in the Territory (except that BAT may use, make, grow, import, export, distribute, sell and offer for sale, for commercial purposes, Commercial Licensed Products in the United States of America only through the sublicense right under clause (iv) of this Section 2.01) and the Field of Use during the Co-exclusive Term, (ii) a non-exclusive license to use, make and grow Licensed Products and import, export, distribute, sell and offer for sale Commercial Licensed Products in the Territory (except that BAT may use, make, grow, import, export, distribute, sell and offer for sale, for commercial purposes, Commercial Licensed Products in the United States of America only through the sublicense right under clause (iv) of this Section 2.01) and the Field of Use during the Non-exclusive Term, (iii) a non-exclusive worldwide license throughout the Territory to practice the Licensed Intellectual Property Rights for Research Purposes within the Field of Use during the Commercial Term (the foregoing collectively the “Commercial License”), and (iv) the right to sublicense solely Reynolds to use, make, grow, import, export, distribute, sell and offer for sale, for commercial purposes, Commercial Licensed Products in the United States of America and the Field of Use during the Commercial Term.

For the avoidance of doubt, any Licensed Product that is not destroyed shall only be used by BAT or a BAT Affiliate for processing in a BAT leaf processing facility for conversion of such tobacco leaf into a tobacco leaf packaged product which will or is intended to ultimately become a Commercial Licensed Product Available for Shipment, or solely for research or other non-commercial purposes.

2.02         End of Commercial Term. Unless this Agreement terminates earlier for any reason, upon the expiration of the Commercial Term, all licenses and all other rights granted by 22nd Century to BAT under this Agreement shall become and be and remain a perpetual, worldwide, fully-paid-up (with no further obligation by BAT or any BAT Affiliate or any third party for any exercise of any right of BAT under this Agreement to make any payment to 22nd Century or any 22nd Century Affiliate), irrevocable, transferable, assignable, sublicenseable, and non-exclusive license to use, make, grow, import, export, distribute, sell and offer for sale any Licensed Products in the Field of Use anywhere in the Territory (without, for the avoidance of doubt, the limitations under Section 2.01 or Section 2.03 regarding the United States of America) and either Party may use, practice, and exercise any Licensed Intellectual Property Rights for Research Purposes within the Field of Use, and either Party may freely grant direct and indirect sublicenses and rights to sublicense under all remaining Licensed Intellectual Property Rights in and outside the United States to any person or entity, as decided by such Party in its sole discretion.

2.03         Sublicensing BAT Affiliates. BAT has the unrestricted right to, and may as it decides in its sole discretion, sublicense, and grant the right to sublicense, BAT’s rights under the Commercial License to any BAT Affiliate in the Territory (other than in the United States of America). BAT has the unrestricted right to, and may as it decides in its sole discretion, sublicense BAT’s rights under the Commercial License in the United States of America solely to Reynolds, so long as Reynolds is a BAT Affiliate, for Reynolds to exercise in the United States of America as Reynolds decides in Reynolds’ sole discretion. Any such sublicense shall be in compliance with this Agreement relating to the Commercial License and such BAT Affiliates’ activities under such sublicense shall be subject to all the obligations of BAT under this Agreement related thereto (provided that BAT shall be responsible for any and all payments owed or due to 22nd Century under this Agreement for the actions of such BAT Affiliates). Subject to the sublicensing right under Section 2.04, such sublicense may not include the right to further sublicense or the right to enforce any Patent Rights without the prior written consent of 22nd Century other than any sublicense to any other BAT Affiliate (subject to the limitations expressly set forth in this Section 2.03 in the United States of America). BAT shall be responsible and liable for the performance of such sublicensed BAT Affiliates insofar as performance is required to or does fulfill any of BAT’s obligations and limitations under this Agreement, including without limitation the payment of all fees and royalties due 22nd Century and rights to Commercial Seeds, and an activity of such BAT Affiliate that, if such activity had been performed by BAT, would be an activity under this Agreement shall be deemed to be an activity of BAT. All such sublicense agreements shall automatically terminate upon termination of this Agreement or upon such entity no longer being a BAT Affiliate.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.04         Sublicensing BAT Suppliers. BAT may sublicense the right to grow and process Licensed Products into Commercial Licensed Products under the Commercial License to BAT Suppliers. Any such sublicense shall be in writing and in compliance with the terms of this Agreement relating to the Commercial License (provided that no payment shall be owed or due to 22nd Century or a 22nd Century Affiliate under this Agreement by any BAT Supplier). Any such sublicense agreement shall not include the right to further sublicense or the right to enforce any Patent Rights without the prior written consent of 22nd Century. BAT shall be responsible and liable for the performance of such sublicensed BAT Suppliers insofar as performance is required to or does fulfill any of BAT’s obligations and limitations under this Agreement, and an activity of such BAT Supplier that, if such activity had been performed by BAT, would be an activity under this Agreement shall be deemed to be an activity of BAT. All such sublicense agreements shall automatically terminate upon termination of this Agreement.

2.05         Retention of Rights by 22nd Century.

(a)          Notwithstanding any other provision of this Agreement, subject to the provisions set forth in Section 2.05(b), 22nd Century and 22nd Century Affiliates shall retain the right to practice the Patent Rights and Licensed Intellectual Property worldwide solely for research (but not commercial) purposes in the Field of Use during the Commercial Term, but no research or development that benefits directly or indirectly any Competitor Party; provided, however, that nothing in this Section 2.05(a) shall limit 22nd Century rights outside the Field of Use, 22nd Century’s right to commercialize 22nd Century Products pursuant to Section 2.05(c), and/or 22nd Century’s right to sublicense pursuant to Section 2.07.

(b)          22nd Century and 22nd Century Affiliates may have any research permitted under Section 2.05(a) performed by a Permitted Researcher only in accordance with, and shall cause such Permitted Researcher to comply with and perform in accordance with, the Permitted Researcher Agreement of such Permitted Researcher. [*].

(c)          22nd Century and 22nd Century Product Affiliates shall retain the worldwide right in the Field of Use to make, have made, grow, have grown, import, export, distribute, sell, offer to sell and otherwise engage in commercialization of solely Licensed Products that are 22nd Century Products during the Commercial Term.

(d)          22nd Century shall be responsible for the performance of the 22nd Century Affiliates and the contractors and subcontractors of 22nd Century and 22nd Century Affiliates insofar as performance is required to fulfill any of 22nd Century’s obligations and limitations under this Agreement. An activity of such a contractor or subcontractor that, if such activity had been performed by 22nd Century, would be an activity under this Agreement shall be deemed to be an activity of 22nd Century.

2.06          Limited Retention of Rights by NRC. Notwithstanding any other provision of this Agreement, a portion of the rights granted to BAT in this Agreement is subject to certain research rights retained by the National Research Council of Canada and its Plant Biotechnology Institute (the “NRC”) under 22nd Century’s worldwide exclusive in-license agreement with NRC, for NRC to use certain of the Patent Rights identified in Appendix B, solely for research (but not commercial) purposes within NRC, which may include academic collaborations with publicly funded institutions.

2.07         Sublicensing Third Parties. During the Non-exclusive Term, but not before, 22nd Century may license, and BAT may sublicense third parties (other than BAT Affiliates), in the Field of Use as follows:

(a)          Subject to BAT’s payment obligations under Section 3.08, BAT has the unrestricted right to, and may, grant any sublicense under the Commercial License in the Territory (other than the United States of America) to any third party. Any such license granted by BAT shall be in writing and be expressly subject to the rights of 22nd Century under this Agreement. BAT shall provide 22nd Century a copy of each such third party license agreement within thirty (30) days after execution of the subject license agreement. BAT shall be responsible and liable for the performance of its sublicensee(s) insofar as performance is required to or does fulfill any of BAT’s obligations and limitations under this Agreement. Any sublicense shall not include the right to further sublicense or the right to enforce any Patent Rights without the prior written consent of 22nd Century. BAT shall be responsible and liable for the performance of any such sublicensee insofar as performance is required to or does fulfill any of BAT’s or any such sublicensee’s obligations and limitations under this Agreement. All such sublicense agreements shall automatically terminate upon termination of this Agreement.

(b)          Subject to 22nd Century’s payment obligations under Section 3.08, 22nd Century may license the Licensed Intellectual Property Rights worldwide in the Field of Use to third parties. Any such license granted by 22nd Century shall be in writing and be expressly subject to the rights of BAT under this Agreement. 22nd Century shall provide BAT a copy of each such third party license agreement within thirty (30) days after execution of the subject license agreement. 22nd Century shall be responsible and liable for the performance of its licensee(s) insofar as performance is required to or does fulfill any of 22nd Century’s obligations and limitations under this Agreement.

2.08          Limitations. Other than as provided in Sections 2.03, 2.04, and 2.07, the Commercial License does not include the right to grant sublicenses or any other right to sublicense under the Commercial License to any third party without the prior written consent of 22nd Century. For the avoidance of doubt, Reynolds is the only entity to which BAT may sublicense any rights under the Commercial License for use in the United States of America. Other than as expressly set forth in Sections 2.05, 2.06 and 2.07, neither 22nd Century nor 22nd Century Affiliate has or shall have any right, and no rights may be extended, licensed, assigned, or transferred to any third party, in any way, under the Licensed Intellectual Property Rights, in the Field of Use.

ARTICLE 3 – Royalties

3.01         Royalties. During the Full Term, BAT agrees to pay (i) such of the Pilot Royalties under Section 3.02 and the Running Royalties under Section 3.03 that are owed and due by BAT to 22nd Century under the terms and conditions of this Article 3 (collectively, “Royalties”) and (ii) such share of BAT Sublicense Profit set forth in Section 3.09. Other than as expressly provided elsewhere in this Agreement, no other payments are owed or due from BAT on behalf of BAT, any BAT Affiliates, or any third party sublicensee(s) of BAT. BAT will make the payment of any Royalties due to 22nd Century under this Article 3 pursuant to the wire transfer instructions provided to BAT by 22nd Century on or prior to the Option Effective Date or such different wire instructions provided to BAT by 22nd Century by written notice.

3.02         Pilot Term Royalties. BAT shall pay 22nd Century a lump-sum royalty of one million U.S. Dollars (US$1,000,000.00) for the first Year of the Pilot Term and a lump-sum royalty of two million U.S. Dollars (US$2,000,000.00) for the second Year of the Pilot Term (the “Pilot Term Royalties”). The aforementioned one million U.S. Dollar (US$1,000,000.00) payment for the first Year of the Pilot Term shall be paid within thirty (30) days of the Option Effective Date. The aforementioned two million U.S. Dollar (US$2,000,000.00) royalty payment for the second Year of the Pilot Term shall be due within thirty (30) days after the beginning of such second Year of the Pilot Term. During the Pilot Term, BAT and BAT Affiliates may not stockpile more than sixty thousand (60,000) metric tonnes of Commercial Licensed Products that are Available for Shipment.

3.03         Running Royalties. During the Full Term, subject to the provisions in Sections 3.05, 3.06, and 3.07, BAT shall pay to 22nd Century a royalty at the Royalty Rate (as defined in Section 3.04) for all Commercial Licensed Products that are, and which royalty shall accrue when Commercial Licensed Products are, Available for Shipment (the “Running Royalties”); provided, however, that, subject to the Annual Royalty Limits pursuant to Section 3.07 and the credits pursuant to Section 3.06, the aggregate amount of the Running Royalties owed and due by BAT to 22nd Century for:

(i)	each Year during the First Commercial Term shall be the greater of (aa) the Running Royalties accrued and due for all Commercial Licensed Products that are Available for Shipment during such Year or (bb) the amount of the Minimum Annual Running Royalty for the First Commercial Term pursuant to Section 3.05; and

(ii)	each Year during the Second Commercial Term shall be the greater of (aa) the Running Royalties accrued and due for all Commercial Licensed Products that are Available for Shipment during such Year or (bb) the amount of the Minimum Annual Running Royalty for the Second Commercial Term pursuant to Section 3.05.

No Minimum Annual Royalties shall exist for any time after the Second Commercial Term. All Running Royalties due under this Agreement and accrued during a Quarter shall be due and payable for such Quarter within thirty (30) days following the end of such Quarter during the Full Term. If and to the extent that, at the end of a Year, the aggregate amount of all such Running Royalties for such Year is less than the Minimum Annual Running Royalty for such Year (the “Royalty Difference”), BAT shall pay 22nd Century the Royalty Difference within thirty (30) days after the end of such Year.

3.04         Royalty Rate. The term “Royalty Rate” means either of the following: (i) two hundred U.S. Dollars (US$200.00) per metric tonne of solely such Commercial Licensed Products supplied by BAT or a BAT Affiliate to Reynolds, or grown and processed by Reynolds if and to the extent, and only if and to the extent, such Commercial Licensed Products are, notwithstanding the location of where they were made Available for Shipment, used in a consumer product offered for sale and sold in the United States of America, or (ii) for all other Commercial Licensed Products (but not for any Commercial Licensed Product subject to Section 3.04(i)), one hundred U.S. Dollars (US$100.00) per full metric tonne, in each case adjusted for inflation as provided in Section 3.08.

3.05         Minimum Annual Running Royalty. The term “Minimum Annual Running Royalty” means: (i) for each Year during the First Commercial Term, an amount of three million U.S. Dollars (US$3,000,000.00), adjusted for inflation as provided in Section 3.08, and (ii) for each Year during the Second Commercial Term, an amount of five million U.S. Dollars (US$5,000,000.00), adjusted for inflation as provided in Section 3.08. For the determination of the Royalty Difference under Section 3.03, Running Royalties for BAT Excluded Products shall not be counted in such calculation; all other Running Royalties shall be counted in such calculation. The Minimum Annual Running Royalty shall be paid on a Quarterly basis.

3.06         Credits. Any Royalty Difference under Section 3.03 for a Year may be credited against any future Running Royalties, provided that, for any Year during the First Commercial Term and Second Commercial Term, 22nd Century shall be entitled to not less than the Minimum Annual Running Royalty and any Royalty Difference accrued for such Year and not used as a credit shall accumulate until all of the accumulated Royalty Difference has been used as a credit against Running Royalties during the First Commercial Term, the Second Commercial Term, or the Third Commercial Term. Simply as an example, the chart as set forth in APPENDIX C is provided as an illustration of the application of the credits and Minimum Annual Running Royalty.

3.07         Annual Royalty Limits. During the Full Term, the annual cumulative Running Royalties due under this Agreement shall be capped for a given Year at the amount set forth in the following provisions of this Section 3.07 for such Year; provided that, for the purpose of determining whether such cap has been reached during a given Year, all Running Royalties for Commercial Licensed Products that are BAT Excluded Products or that are made Available for Shipment by BAT or a BAT Affiliate to a BAT Excluded Business shall not be counted in such calculation:

(a)          For each Year during the First Commercial Term, such cap on the Running Royalties shall be fifteen million U.S. Dollars (US$15,000,000.00), adjusted for inflation as provided in Section 3.08, and

(b)          For each Year during the Second Commercial Term and for each Year during the Third Commercial Term, such cap on the Running Royalties shall be twenty five million dollars (US$25,000,000.00), adjusted for inflation as provided in Section 3.08 (collectively, the “Annual Royalty Limits”).

3.08         Inflation Adjustment. Beginning in the year 2021, and every three (3) years thereafter, the Royalty Rate in Section 3.04, the Minimum Annual Running Royalty in Section 3.05 and the Annual Royalty Limits in Section 3.07 shall each be adjusted for inflation as follows:

Minimum Annual Running Royalty = ((prior Minimum Annual Running Royalty) x (cumulative CPI percentage increase since the last adjustment)) + (prior Minimum Annual Running Royalty).

Annual Royalty Limit = ((prior Annual Royalty Limit) x (cumulative CPI percentage increase since the last adjustment)) + (prior Annual Royalty Limit).

Royalty Rate = ((prior Royalty Rate) x (cumulative CPI percentage increase since the last adjustment)) + (prior Royalty Rate).

For example, the CPI in 2017 will be compared to the CPI in 2020 and the amount for years 2021 through 2023 shall be increased by the percentage difference. Further, for 2024 through 2026, the CPI in 2020 will be compared with to the CPI in 2023 and the amount for years 2024 through 2026 will be increased by the percentage difference, and so on.

“CPI” means the Local Metropolitan Area Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor for Urban Wage Earners and Clerical Workers. In the event the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of Adjusted royalty will be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics, or if the Bureau should fail to publish same, then with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by Prentice Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published and there is no successor thereto, such other index as Licensor and BAT may agree upon will be substituted for the Consumer Price Index.

3.09         Other Income. BAT and 22nd Century shall share sublicensing or licensing revenue as follows:

(a)          BAT shall pay to 22nd Century fifty percent (50%) of any and all sublicense profits received by BAT or a BAT Affiliate from a third party sublicensee (other than a BAT Affiliate) outside the United States of America under a permitted sublicense of BAT or such BAT Affiliate with such third party sublicensee during the Non-exclusive Term, or at any time if and to the extent such sublicense is legally required to such a third party (collectively, “BAT Sublicense Profit”). BAT Sublicense Profit shall include such payments that are made by such third party sublicensee to BAT or such BAT Affiliate in consideration for such sublicense, but shall exclude any amounts for which BAT may be required to pay any royalty amount to 22nd Century under this Article 3. The definition of profits received by BAT or a BAT Affiliate from a third party sublicensee under this Section 3.09 shall mean gross revenue (including without limitation royalties, sublicensing fees, option fees, bonuses, research fees, milestone payments and advances) minus out-of-pocket costs and expenses directly incurred and paid in negotiating such sublicensing and any ongoing direct cost for servicing such sublicense and any audit costs (which for the avoidance of doubt does not include any overhead amounts) and such amounts which are required to be paid to the respective licensors of 22nd Century and/or BAT.

(b)          22nd Century shall pay to BAT fifty percent (50%) of any and all license and sublicense profits received by 22nd Century or a 22nd Century Affiliate from a third party licensee and/or sublicensee (other than a 22nd Century Affiliate) under a permitted license and/or sublicense of 22nd Century or such 22nd Century Affiliate with such third party licensee and/or sublicensee during the Non-exclusive Term (including, without limitation, any arising from any revenue by such third party for any direct or indirect further sublicenses granted by such third party), or at any time if and to the extent such sublicense is legally required to such a third party (collectively, “22nd Century License Income”). The definition of profits received by 22nd Century or a 22nd Century Affiliate from a third party sublicensee under this Section 3.09 shall mean gross revenue (including without limitation royalties, sublicensing fees, option fees, bonuses, research fees, milestone payments and advances) minus out-of-pocket costs and expenses directly incurred and paid in negotiating such sublicensing and any ongoing direct cost for servicing such sublicense and any audit costs (which for the avoidance of doubt does not include any overhead amounts) and such amounts which 22nd Century is required to pay to its third party licensors.

(c)          At the end of each Year, BAT shall deliver a written report to 22nd Century setting forth all BAT Sublicense Profit during such Year and pay to 22nd Century fifty percent (50%) of such BAT Sublicense Profit within sixty (60) days of the end of such Year. At the end of each Year, 22nd Century shall deliver a written report to BAT setting forth all 22nd Century License Income during such Year and pay to BAT fifty percent (50%) of such 22nd Century License Income within sixty (60) days of the end of such Year.

(d)          It is also agreed that BAT and 22nd Century shall not receive anything of value in lieu of cash payments in consideration for any sublicense to a third party whose sublicense fees would count as BAT Sublicense Profit or 22nd Century License Income, as applicable, under this Section 3.09 without the prior written permission of the other Party.

3.10         Records, Royalty Statements and Reports. BAT and 22nd Century must keep, and shall cause each of their Affiliates with regard to any transactions subject to Running Royalties by BAT or payments under Section 3.09 to keep, full, true and accurate books of accounts and other records containing all particulars necessary to properly ascertain and verify the amounts payable to the other Party hereunder. These books of account must be kept at the applicable party’s principal place of business for a minimum of five (5) years following the end of the calendar year to which they pertain. All payments due under this Agreement shall be accompanied by a written statement setting forth in detail the basis for such payment.

3.11         Audit. 22nd Century and BAT each shall have the right, from time to time and at reasonable times during normal business hours, through an independent certified public accounting firm, to examine and verify the records of the other Party or licensed Affiliates of such other Party under this Agreement, and sublicensee(s) under this Agreement in order to verify the calculation of any Running Royalties, 22nd Century License Income, BAT Sublicense Income, and/or other fees and amounts payable under this Agreement. Such examination and verification shall not occur more than once every two years. If any such examination and verification reveals an underpayment by any Parties of more than 5% for any calendar quarter examined, the party being examined shall immediately pay the other applicable Party the amount of such underpayment plus interest (in accordance with Section 3.14) and shall reimburse the other applicable Party for all reasonable expenses incurred in the examination and verification of the records by the independent certified public accounting firm.

3.12         Invalidity or Unenforceability of any of Patent Rights. Any of the foregoing notwithstanding, if, at any time during the Commercial Term, any of the Patent Rights are held invalid or unenforceable in a decision which is not appealable or is not appealed within the time allowed, BAT does not have a damage claim or a claim for refund or reimbursement against 22nd Century, but if such invalidity or unenforceability is of the last of the Patent Rights, no further Running Royalties or other payment shall be due for any time after such invalidity or unenforceability.

3.13         Taxes. Each Party shall deduct from any royalty or other payments to the other Party under this Agreement the appropriate amount of any withholding tax, duty, or other charges imposed under applicable law, and required to be paid under applicable law, to a government on such royalty or other payment under this Agreement, provided that such Party shall take reasonable steps within such applicable law to reduce or eliminate any such withholding requirement. In no event shall a Party be liable or responsible for, and the other Party shall indemnify and hold harmless such Party, for any amount of any tax assessed or due on any income of such other Party from any payment under this Agreement to such other Party.

3.14         Currency and Interest. All payments made to 22nd Century under this Agreement shall be paid in United States Dollars by wire transfer to a United States Dollar account designated by 22nd Century, consistent with all applicable laws and regulations. Any payment owed and due by a Party to the other Party under this Agreement and not paid to such other Party within thirty (30) days after the date on which such payment became due shall bear interest until payment at a rate of one percent (1%) for each full calendar month. The expiration or termination of this Agreement does not relieve a Party of its financial obligations to the other Party which have accrued and become due hereunder prior to the date of such expiration or termination. Each Party (the “Payor”) may offset or deduct from, or set off against, any payment owed by the Payor to the other Party (the “Payee”) any undisputed amount that the Payee owes to the Payor if and to the extent that such amount is undisputedly owed and due to the Payor under this Agreement. The Payor shall provide the Payee with written notice of the offset, deduction, or set-off (identifying the cause and sum of both the amount owed by the Payee and the payment from which such amount is offset or deducted or against which it is set off) at the time the remaining payment owed by the Payor is made or, if no part of such payment is remaining, at the time such payment would have had to be made. Any such undisputed offset, deduction, or set-off of any amount by the Payor shall satisfy the obligation of the Payor to pay such amount as if such amount had been paid by the Payor to the Payee.

ARTICLE 4– FURTHER DEVELOPMENTS

4.01         Further Research Materials. During the Commercial Term, subject to BAT’s ownership thereof and Article 9, BAT shall deliver to and upon request by 22nd Century a reasonable number of samples of Research Materials created by and/or in the possession or control of BAT or any BAT Affiliates under this Agreement. For the avoidance of doubt, BAT shall not be required to provide to 22nd Century any seeds containing BAT commercial germplasm.

4.02         Commercial Seed Supply. Following the commercialization by BAT or any BAT Affiliate of any Commercial Licensed Product, upon 22nd Century’s written request during the Commercial Term, and for a period of time of four (4) years following the expiration or early termination of the Commercial License for any reason, BAT shall sell to 22nd Century requested quantities of male sterile seeds for each tobacco variety requested by 22nd Century (the “Commercial Seed”) on commercially reasonable terms for use in commercializing 22nd Century’s and/or 22nd Century Affiliates’ wholly owned products and brands. For the avoidance of doubt, nothing in this Section 4.02 shall require BAT to exhaust its supply of Commercial Seed of any tobacco variety.

4.03         Further Research Results. BAT or BAT Affiliates shall solely own any and all rights, title, and interest in and to any and all Research Results and Property, and all proprietary rights therein and thereto, arising from or in connection with, or as a result of, any research, development, or other activities by or for BAT or any BAT Affiliate or any research, development, or other activities fully or partially funded by BAT or any BAT Affiliate (no matter who is the inventor, author, or other creator) during the Term related to, or that have application in, the Field of Use or otherwise, including, without limitation, any improvements, derivative works, modifications, or enhancements to or of or from or based on any the Licensed Intellectual Property Rights (together “Further Research Results”). 22nd Century shall, and shall cause any 22nd Affiliate or any employee of 22nd Century or a 22nd Century Affiliate to, execute any assignment or other document, and take any other action reasonably requested by BAT to implement and effect the foregoing provisions.

For the avoidance of doubt, during the Commercial Term

(i)	BAT shall not be required to provide to 22nd Century any seeds containing BAT commercial germplasm; and

(ii)	nothing in this Section 4.03 shall be construed as to grant BAT ownership rights in any Research Results or Property, or any proprietary rights therein or thereto, including without limitation any improvements, modifications, or enhancements covered by the Licensed Intellectual Property Rights, arising from or in connection with, or as a result of,

(aa)	any research, development, or other activities by, or by a third party (other than a BAT Affiliate) for, 22nd Century or any 22nd Century Affiliate, or

(bb)	any research, development, or other activities fully or partially (other than with BAT or a BAT Affiliate) funded by 22nd Century or any 22nd Century Affiliate (no matter who is the inventor, author, or other creator), even if the source of such funding is from any payments made by BAT to 22nd Century pursuant to the terms of this Agreement.

4.04         License to Further Research Results. BAT hereby grants to 22nd Century a non-exclusive, non-transferable, non-assignable, non-sublicensable, worldwide license to any and all registered Further Research Results owned by BAT during the Term to develop and commercialize 22nd Century Products. Such license shall be effective at 22nd Century’s election in 22nd Century’s sole discretion and shall be on commercially reasonable terms negotiated in good faith, including, without limitation, a limited duration, an arm’s length royalty, performance obligations, and no warranty, representation, covenant, indemnity, or comfort from BAT regarding validity, enforceability, non-infringement, or risk of third party claims regarding infringement or misappropriation relating to such intellectual property rights, but otherwise in no case on terms more onerous than the terms of the Commercial License granted to BAT under this Agreement. In the event BAT terminates the Commercial License, BAT shall provide 22nd Century with the details of any registered Further Research Results then in existence to the extent that 22nd Century is not already aware of such Research Results, subject to compliance with Article 10.

ARTICLE 5 – TERMINATION

5.01         Termination by BAT. BAT may terminate this Agreement at any time during the Term and at BAT’s sole discretion (without cause) by giving 22nd Century written notice at least thirty (30) days prior to such termination. It is understood that BAT will remain responsible for all monetary payments or other obligations which accrued and became due prior to the effective date of termination.

5.02         No Payment. In the event that BAT terminates this Agreement, no payment shall be owed or due other than any Pilot Royalties, Running Royalties, or other payments under this Agreement accrued, owed, and due prior to the effective date of such termination.

5.03         Termination by 22nd Century. Subject to Section 5.05, 22nd Century shall have the right to terminate this Agreement during the Term upon the occurrence of one or more of the following events:

(a)          failure of BAT to make any payment required pursuant to this Agreement when due;

(b)          failure of BAT to render reports to 22nd Century required by this Agreement;

(c)          the initiation by BAT of any action that challenges the validity, enforceability or patentability of any Patent Rights (except in response to any action by 22nd Century or any 22nd Century Affiliate against BAT or any BAT Affiliate asserting infringement or breach of such Patent Rights);

(d)          the material breach by BAT of any other material term of this Agreement.

5.04         Notice of Breach and Right to Cure. In all cases of alleged breach by BAT of this Agreement entitling 22nd Century to terminate this Agreement under Section 5.03, 22nd Century must give BAT sixty (60) days’ prior written notice of such breach including the remedy sought, be it termination of this Agreement or another remedy (“Breach Notice”). The Breach Notice must also specify the articles and sections of this Agreement which are claimed to have been breached and must contain a description of the event(s) or occurrence(s) claimed to constitute a breach. In all cases, BAT shall have sixty (60) days from the date of receipt of the Breach Notice to cure the alleged breach or in good faith to dispute the existence of a breach. If the claimed breach is cured within sixty (60) days, this Agreement shall not terminate. If BAT fails to cure the alleged breach by BAT within sixty (60) days of the Breach Notice, this Agreement shall terminate upon the expiration of the sixty (60) days, unless BAT initiates its arbitration rights against such termination under this Agreement, in which case the termination of this Agreement or another remedy related thereto will not be effective until a final unappealable decision in such proceeding has been rendered. Any Breach Notice shall not prejudice any Party’s rights and obligations under this Agreement, including without limitation, 22nd Century’s right to receive monetary sums due hereunder. If BAT fails to cure the alleged breach by BAT within sixty (60) days of the Breach Notice, this Agreement shall terminate upon the expiration of the sixty (60) days, unless BAT initiates arbitration against such termination under this Agreement, in which case the termination of this Agreement or another remedy related thereto will not be effective and will be subject to the following: (i) if it is decided in a final unappealable or unappealed decision in such arbitration or an appeal thereof in accordance with Section 10.03 that the breach identified in such Breach Notice did not occur or did not entitle 22nd Century to a termination of this Agreement, or that the prerequisites of the termination do not exist, the termination shall be ineffective ab initio, or (ii) if it is decided in a final unappealable or unappealed decision in such arbitration or an appeal thereof in accordance with Section 10.03 that the breach identified in such Breach Notice occurred, that 22nd Century was entitled to the termination of this Agreement for such breach, and that the prerequisites of such termination exist, BAT shall have the right to cure such breach within thirty (30) days of receiving such decision, in which case the termination shall be ineffective, or absent such cure shall become effective at the end of such thirty (30) day period. Any Breach Notice shall not prejudice any Party’s rights and obligations under this Agreement, including without limitation, 22nd Century’s or BAT’s right to receive monetary sums due from the other Party hereunder.

ARTICLE 6 – PATENT PROSECUTION

6.01         Patent Prosecution. During the Commercial Term, 22nd Century shall prosecute and maintain all patents and patent applications of the Patent Rights. 22nd Century shall not abandon any patent application filed or issued patent in the Patent Rights without express prior written approval from BAT. Payment of all fees and costs relating to the filing, prosecution, and maintenance of the Patent Rights are ordinarily the responsibility of 22nd Century. However, 22nd Century shall take any additional lawful prosecution or maintenance activities related to the Patent Rights which BAT may reasonably request from time to time; provided, however, that BAT pays all costs and expense, including all reasonable attorneys’ fees, necessary for such activities.

6.02         Cooperation. BAT and 22nd Century agree to cooperate with each other in filing, prosecution, and maintenance of the Patent Rights. Upon the request of BAT, 22nd Century will provide copies by email to BAT and any agents of BAT of all patent office actions and 22nd Century’s responses to such office actions for the patent applications in Appendix B, plus any other applications that are part of the Patent Rights that may be filed. 22nd Century will give BAT the opportunity to offer comments and remarks thereon at BAT’s expense, such comments and remarks to be given due consideration by 22nd Century. However, notwithstanding anything to the contrary in this Agreement, all decisions with respect to the filing, prosecution, and maintenance of Patent Rights are reserved solely to 22nd Century.

ARTICLE 7 – INFRINGEMENT OF PATENT RIGHTS BY THIRD PARTIES

7.01         Notice of Infringement by Third Parties. Each of the Parties shall inform the other Party promptly in writing of any alleged infringement of which it becomes aware and of any available evidence of infringement by a third party of any patent within the Patent Rights.

7.02         BAT Enforcement Options. If, during the Term, BAT becomes aware of any alleged infringement by a third party in the Territory, BAT has the right, but not the obligation, to either:

(a)          settle the infringement suit by sub-licensing the alleged infringer (but only in accordance with the provisions of this Agreement and if such settlement has no adverse effect on any consideration to be received by 22nd Century under this Agreement) or by other means reasonably acceptable to 22nd Century; or

(b)          prosecute at its own expense any infringement of the Patent Rights and/or Plant Variety Rights, in which case BAT may, for such purposes, request to use the name of 22nd Century as party plaintiff and 22nd Century shall, upon BAT’s request, join any action and become a party plaintiff, and costs and expenses (including without limitation attorneys’ fees) associated therewith must be borne by BAT.

7.03         Enforcement by BAT. If BAT undertakes the enforcement and/or defense of the Patent Rights and/or Plant Variety Rights by litigation, including any declaratory judgment action, the total cost of any such action commenced or defended solely by BAT shall be borne by BAT and BAT shall indemnify 22nd Century and any applicable licensor for any counter or cross-claim. Any recovery of damages by BAT as a result of such action will be applied first in satisfaction of any unreimbursed expenses and attorneys’ fees of BAT relating to the action, and second toward reimbursement of 22nd Century’s expenses, including attorneys’ fees, if any, relating to the action. The balance remaining from any such recovery shall be equally split between 22nd Century and BAT. BAT is entitled to settle any such litigation by agreement, consent, judgment, voluntary dismissal, or otherwise, but only with the prior written consent of 22nd Century and if it has no adverse effect on any consideration to be received by 22nd Century under this Agreement.

7.04         Enforcement by 22nd Century. If BAT does not institute legal action against the infringing activity within three (3) months of having been made aware of or notified thereof, 22nd Century has the right, but is not obligated, to prosecute at its own expense any such infringement of the Patent Rights and/or Plant Variety Rights. In furtherance of that right, 22nd Century may use the name of BAT as a party plaintiff in any such action. The total cost of any such infringement action commenced or defended solely by 22nd Century must be borne by 22nd Century. Any recovery by 22nd Century in such action will be applied first in satisfaction of any unreimbursed expenses and attorneys’ fees of 22nd Century relating to the action, and second toward reimbursement of BAT’s expenses, including attorneys’ fees, if any, relating to the action. The balance remaining from any such recovery belongs solely to 22nd Century.

7.05         Cooperation by the Parties. In any infringement suit instituted by either Party to enforce the Patent Rights and/or Plant Variety Rights, the other Party must, at the request and expense of the Party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, data, samples, specimens, and the like.

7.06         Invalidity of any of Patent Rights and/or Plant Variety Rights. Any of the foregoing notwithstanding, if, at any time during the Term, any of the Patent Rights and/or Plant Variety Rights are held invalid or unenforceable in a decision which is not appealable or is not appealed within the time allowed, BAT does not have a damage claim or a claim for refund or reimbursement against 22nd Century, but if such invalidity or unenforceability is of the last of the Patent Rights, no further Running Royalties or other payments shall be due for any time after such invalidity or unenforceability.

7.07         Freedom to Operate Notice. Each Party to this Agreement will inform the other Party promptly in writing if it becomes aware that the Patent Rights and/or Plant Variety Rights may infringe any third party’s patent rights and/or plant variety rights.

ARTICLE 8 – REGULATORY APPROVALS, PUBLICATION AND EXPORT

8.01         Laws and Regulations of the U.S. This Agreement is subject to all United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and technology. It is understood that 22nd Century is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979).

8.02         Licenses and Authorizations. To the extent any third party or governmental licenses, approvals, or authorizations are required for BAT to use and exploit the Licensed Intellectual Property Rights as envisaged under the terms of this Agreement, it shall be the sole responsibility of BAT to obtain any and all such licenses, approvals, authorizations, technology or intellectual property at BAT’s sole cost and expense. To the extent any third party or governmental licenses, approvals, or authorizations are required for 22nd Century to use and exploit the Licensed Intellectual Property Rights as envisaged under the terms of this Agreement, it shall be the sole responsibility of 22nd Century to obtain any and all such licenses, approvals, authorizations, technology or intellectual property at 22nd Century’s sole cost and expense. Subject to, and without limiting any of, the provisions, rights, or obligations of a Party under this Agreement, neither Party shall be obligated to procure any right under or to any intellectual property right of any third party necessary for the other Party’s use or exploitation of any Licensed Intellectual Property Right.

ARTICLE 9 – CONFIDENTIALITY

9.01         Confidentiality. Each Party will each treat any Property disclosed to it (the “Receiving Party”) by the other Party (the “Disclosing Party”) with reasonable care and will not disclose such information to any other person, firm or corporation, except Affiliates and contractors of the Receiving Party bound by the obligations of confidentiality and restricted use set forth in this Article 11. Any Property the rights to which are owned under this Agreement by a Party shall be the confidential information of such Party, and such Party shall be deemed to be the Disclosing Party of such Property under this Agreement. The Receiving Party may not use the Disclosing Party’s confidential information other than for the benefit of the Parties and in the performance of this Agreement. These obligations of non-disclosure and restricted use remain in effect for each subject disclosure of confidential information while this Agreement is in effect and until the later of the date of termination of this Agreement or five (5) years from the date of disclosure. However, notwithstanding the foregoing, no Receiving Party is obligated, with respect to Property disclosed to it by the Disclosing Party, or any part thereof, which:

(a)          is already known to the Receiving Party at the time of the disclosure;

(b)          becomes publicly known without the wrongful act or breach of this Agreement by the Receiving Party;

(c)          is rightfully received by the Receiving Party from a third party on a non-confidential basis;

(d)          is subsequently and independently developed by employees or contractors of the Receiving Party who had no knowledge of such Property, as verified by written records;

(e)          if and to the extent and only as approved for release by prior written authorization of the Disclosing Party; or

(f)          is disclosed pursuant to the requirements of applicable law or pursuant to any judicial or government requirement, regulation or order, including without limitation any securities regulations, provided that the Receiving Party takes reasonable steps to provide the Disclosing Party sufficient prior notice in order to contest such request, requirement or order and provided that such disclosed confidential information otherwise remains subject to the obligations of confidentiality set forth in this Article 11.

9.02         Confidential Disclosures. The Parties agree that any Property to be treated as confidential information under this Article 11 must be disclosed in writing or in another tangible medium and must be clearly marked “CONFIDENTIAL” or the like. Property disclosed orally or visually that the Disclosing Party desires to keep confidential must be summarized and reduced to writing and communicated to the Receiving Party within thirty (30) days of such disclosure.

9.03         Exceptions of Confidential Disclosures. Notwithstanding the foregoing of this Article 10, the Parties may use and disclose any confidential information related to the Patent Rights to BAT Affiliates (if BAT) or 22nd Century Affiliates (if 22nd Century), to (if BAT or a BAT Affiliate) BAT Suppliers, or to potential sublicensees, prospective investors, employees, consultants and agents with a need to know, collaborators, prospective collaborators and other third parties in the chain of growing, manufacturing and distributing Licensed Products, but if and only if the applicable party obtains from each such recipient a written confidentiality agreement, the provisions of which are at least as protective of 22nd Century’s confidential information as those provided in this Article 10.

9.04         Confidentiality Related to Patent Rights. Notwithstanding anything to the contrary in this Agreement, all information relating to filing, prosecution, maintenance, defense, infringement, and the like regarding the Patent Rights (no matter how disclosed) is the confidential information of 22nd Century and subject to the provisions of this Article 10.

ARTICLE 10 – GOVERNING LAW AND ARBITRATION

10.01         Governing Law. As the Parties will be doing business in different locations, and seek certainty in their dealings with each other and with third-parties, the Parties to this Agreement expressly acknowledge and agree that this Agreement, and the performance or breach thereof, shall be entered into, interpreted, governed, construed, and enforced in accordance with the substantive and procedural laws of the State of New York, United States of America, without regard to any choice of law principles. The Parties hereby irrevocably submit to the exclusive personal jurisdiction of the state and federal courts located in or serving the State of New York, United States of America, for the purposes of any claim, action or proceeding brought pursuant to or arising from this Agreement.

10.02         Injunctive Relief. Each Party agrees that the other Party’s remedies at law for any breach of its obligations of this Agreement (other than pure payment obligations) will or may be inadequate alone, and that such other Party shall be entitled to equitable relief, including, without limitation, injunctive relief and specific performance, in addition to any other available remedies it may have in law and in equity, and such Party hereby waives any requirement for security or posting of any bond in connection with any such remedy.

10.03         Arbitration. Any and all disputes arising out of or in connection with this Agreement, and/or any breach of this Agreement by BAT, any BAT Affiliates, 22nd Century, any 22nd Century Affiliates, any licensees and/or any sublicensees of the foregoing under this Agreement will be referred to and finally resolved by arbitration administered by the International Centre for Dispute Resolution in accordance with the International Arbitration Rules. Each Party shall be entitled to seek interim, interlocutory or permanent injunctive relief from any state or federal court located in the State of New York, United States of America, and the parties hereby agree to submit to the exclusive personal jurisdiction of the state and federal courts located in or serving the State of New York, United States of America, for the purposes of any claim, action or proceeding brought pursuant to or arising from this Agreement. The Parties agree that the arbitration proceedings will be conducted in New York City, State of New York, United States of America. The language of the proceedings and all results thereof shall be in English. All arbitration proceedings will be conducted before a single arbitrator selected by the relevant arbitration commission, provided that such arbitrator shall have experience in conducting business arbitration with respect to intellectual property licensing. The decision resulting from the arbitrator shall be final, not appealable except with respect to any point of law, and binding on the Parties and any judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction.

ARTICLE 11 – NOTICES

11.01         Notices.

(a)          All Notices (as defined in Section 11.02) by a Party to the other Party shall be sent to such other Party to at least the following address and attention of such other Party (or such other address and/or attention as such other Party has notified by written Notice to the Party sending the Notice at least thirty (30) days prior to such Notice):

If to BAT: British American Tobacco (Investments) Limited Attention: Head of Marketing Legal Globe House 4 Temple Place London WC2R 2PG United Kingdom

If to 22nd Century:

22nd Century Limited, LLC

Attention: Joseph Pandolfino

9530 Main Street

Clarence, New York 14031

United States of America

If to 22nd Century Group:

22nd Century Group, Inc.

Attention: Joseph Pandolfino

9530 Main Street

Clarence, New York 14031

United States of America

(b)          A copy of any Notice sent to a Party under Section 12.01(a) shall be sent simultaneously to such Party to the following (whereby such copy shall not be deemed to be notice):

If such notice, demand, or written communication is to BAT, to each of the following:

(1)       British American Tobacco (Investments) Limited

Attention: Head of Patents and Innovations

Globe House

4 Temple Place

London WC2R 2PG

United Kingdom

(2)       By e-mail to:

(3)       By e-mail to:

If such notice, demand, or written communication is to 22nd Century, to each of the following:

(1)       22nd Century Limited, LLC

Attention: Michael R. Moynihan, PhD

9530 Main Street

Clarence, New York 14031

United States of America

(2)       By email to:

(3)       By email to:

A copy of any Notice by 22nd Century to BAT under Section 1.19(iv) shall also be sent by 22nd Century simultaneously to:

by mail to:	British American Tobacco (Investments) Limited

Attention: Head of Group Research & Development [Cambridge]

210 Cambridge Science Park

Milton Road

Cambridge CB4 0WA

United Kingdom

and by e-mail to:

11.02         Delivery. The Parties agree that any notice or demand sent by a Party to the other Party (including, without limitation, exercising the Option, notice of termination, notice of breach, notice of infringement, demand, notice under Section 1.15(iv), or any other notice resulting in a deadline or having legal consequences under this Agreement) (“Notice”) must be sent to such Party at the address and to the attention as stated for such Party in Section 11.01(a) by a reputable internationally recognized carrier with a delivery confirmation or tracking number (charges prepaid). The date on which any such Notice to a Party is deemed given to such Party shall be the date of the delivery by such internationally recognized carrier to such Party at the address and to the attention as set forth in Section 11.01(a) for such Party.

ARTICLE 12 – SUCCESSORS, ASSIGNMENT AND CHANGE OF CONTROL

12.01         Successors. This Agreement is binding upon and inures to the benefit of the respective successors and assigns of the Parties hereto.

12.02         No Assignments. This Agreement may not be transferred or assigned by either Party except: (i) that BAT may transfer or extend this Agreement to any BAT Affiliate (subject to a reasonable guaranty by BAT of such BAT Affiliate’s performance after such transfer), or (ii) that either Party may transfer this Agreement in connection with the sale or other transfer of such Party’s entire business, as the case may be, except in the event of a sale or other transfer by 22nd Century to a Competitor Party, in which case the provisions in Section 13.03 shall apply to the same extent as in the event of a change of control set forth therein. Any other assignment of this Agreement without the prior written consent of the other Party shall be null and void.

12.03         Change of Control.  In the event a Competitor Party takes control of 22nd Century by obtaining more than fifty percent (50%) of the common stock of 22nd Century Group, Inc., BAT’s rights under this Agreement will be unaffected, but BAT’s obligations under this Agreement shall be amended automatically (without need for any notice or other action) and effective immediately upon such change of control as follows:

(a)          the Royalty Rates set forth in Section 3.03 shall be reduced to fifty dollars ($50.00) per metric tonne for BAT and one hundred dollars ($100.00) per metric tonne for Reynolds;

(b)          the Pilot Term Royalties due pursuant to Section 3.02 and the Minimum Annual Royalties due pursuant to Section 3.05 shall all be reduced by fifty percent (50%);

(c)          the Annual Royalty Limits set forth in Section 3.07 shall be reduced by fifty percent (50%);

(d)          BAT’s obligations in Sections 4.01, 4.03, and 4.04 shall terminate; and.

(e)          BAT’s obligation to supply seed pursuant to Section 4.02 shall terminate.

All other provisions of this Agreement will remain unchanged.

ARTICLE 13 – INDEMNITY, REPRESENTATIONS AND DISCLaimer

13.01         Indemnity.

(a)          22nd Century and 22nd Century Group shall indemnify, defend and hold harmless BAT, all BAT Affiliates, and each of its officers, directors, employees, agents, and licensors, and their respective successors and assigns (collectively, “BAT Indemnitee(s)”), by counsel selected by 22nd Century, from and against any claim, liability, cost, expense, demand, action, suit, proceeding, damages, judgment, penalty, deficiency, loss or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “Claims”) based upon, arising out of, or otherwise relating, directly or indirectly, to any breach, or allegation giving rise to any breach, of any warranty or representation of 22nd Century under Section 13.02. A BAT Indemnitee shall provide 22nd Century with reasonably prompt written notice of such a Claim. 22nd Century shall have the right to compromise or settle such Claim; provided, however, that (i) no compromise or settlement of any such Claim may be effected by 22nd Century without the consent of BAT unless (i) there is no finding or admission of any violation of law or the rights of any person by a BAT Indemnitee, (ii) no such compromise or settlement has an adverse effect on any other claims that may be made by a BAT Indemnitee against 22nd Century, (iii) the sole remedy provided thereunder is monetary damages which will be paid in full by 22nd Century in accordance with such compromise or settlement and 22nd Century reasonably demonstrates its financial capacity to do so, and (iv) no such compromise or settlement has an adverse effect on any consideration to be received by BAT under this Agreement.

(b)          BAT shall indemnify, defend and hold harmless 22nd Century, all 22nd Century Affiliates, and each of its officers, directors, employees, agents, and licensors, and their respective successors and assigns (collectively, “22nd Century Indemnitee(s)”), by counsel selected by BAT, from and against any claim, liability, cost, expense, demand, action, suit, proceeding, damages, judgment, penalty, deficiency, loss or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “Claims”) of any third party (other than any BAT Affiliate or 22nd Century Affiliate) asserting any product liability claim against a 22nd Century Indemnitee arising from any tobacco developed by BAT funded activities under this Agreement which is grown, made, imported, exported, sold, offered for sale or used by or behalf of BAT or any BAT Affiliate and/or any Licensed Product which is grown, made, imported, exported, sold, offered for sale or used by or behalf of BAT or any BAT Affiliate. A 22nd Century Indemnitee shall provide BAT with reasonably prompt written notice of such a Claim. BAT shall have the right to compromise or settle such Claim; provided, however, that (i) no compromise or settlement of any such Claim may be effected by BAT without the consent of 22nd Century unless (i) there is no finding or admission of any violation of law or the rights of any person by a 22nd Century Indemnitee, (ii) no such compromise or settlement has an adverse effect on any other claims that may be made by a 22nd Century Indemnitee against BAT, (iii) the sole remedy provided thereunder is monetary damages which will be paid in full by BAT in accordance with such compromise or settlement and BAT reasonably demonstrates its financial capacity to do so, and (iv) no such compromise or settlement has an adverse effect on any consideration to be received by 22nd Century under this Agreement.

13.02         Warranties and Representations of 22nd Century. 22nd Century warrants and represents that (a) as of the Effective Date of the Research License it either owns or is the exclusive worldwide licensee of the Patent Rights in the Field of Use, (b) it has the sole and unrestricted right to grant the Commercial License provided in this Agreement, (c) performance of its obligations under this Agreement does not and will not violate any existing agreement to which it is subject or a party, (d) the execution of this Agreement has been duly authorized and 22nd Century’s performance hereunder is within its corporate power, and (e) to 22nd Century’s knowledge, as of the date of signing the Research Agreement, the Patent Rights will not infringe any third party’s rights. 22nd Century warrants and represents that the wire transfer instructions supplied under Section 3.01 are and will remain correct, complete, and sufficient for BAT to make any payments under this Agreement to 22nd Century unless and until 22nd Century provides BAT written notice of different wire transfer instructions, in which case 22nd Century warrants and represents that such different wire transfer instructions are and will remain correct, complete, and sufficient for BAT to make any payments under this Agreement to 22nd Century

13.03         Warranties and Representations of BAT. BAT warrants and represents that (a) performance of its obligations under this Agreement does not and will not violate any existing agreement to which it is subject or a party, and (b) the execution of this Agreement has been duly authorized and its performance hereunder is within its corporate power.

13.04         Disclaimer. OTHER THAN AS PROVIDED IN SECTION 13.02 (FOR 22ND CENTURY) OR 13.03 (FOR BAT), NEITHER PARTY NOR ANY OF SUCH PARTY’S AFFILIATES MAKES ANY, AND ALL OF THEM DISCLAIM ALL, WARRANTIES, REPRESENTATIONS, AND CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED OR LEGAL, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES, REPRESENTATIONS, OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WORKMANSHIP OR TITLE OR NON-INFRINGEMENT, NOR IS THERE A WARRANTY, REPRESENTATION, OR CONDITION THAT THE USE OF THE PATENT RIGHTS OR ANY FURTHER RESEARCH RESULT, PROPERTY, OR ACTIVITY OF THIS AGREEMENT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS. IN ADDITION, NOTHING IN THIS AGREEMENT MAY BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY 22ND CENTURY OF THE VALIDITY OF ANY OF THE PATENTS OR THE ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF THE PATENT RIGHTS, OR ANY REPRESENTATION, WARRANTY, OR CONDITION BY BAT OR ANY BAT AFFILIATE OF THE VALIDITY, ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF ANY FURTHER RESEARCH RESULT. 22ND CENTURY HAS NO OBLIGATION, EXPRESS OR IMPLIED, TO SUPERVISE, MONITOR, REVIEW OR OTHERWISE ASSUME RESPONSIBILITY FOR THE PRODUCTION, MANUFACTURE, TESTING, MARKETING OR SALE OF ANY LICENSED PRODUCT BY BAT OR ITS AFFILIATES. 22ND CENTURY HAS NO LIABILITY WHATSOEVER TO BAT OR ANY THIRD PARTIES FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON BAT OR ANY OTHER PERSON OR ENTITY, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM THE USE OF THE PATENT RIGHTS BY BAT. IN NO EVENT SHALL EITHER PARTY BE LIABLE, REGARDLESS OF THE BASIS OR GROUND OF LIABILITY, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, LIQUIDATED, SPECIAL, OR PUNITIVE DAMAGES OR LOSSES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS AND LOST BUSINESS, WHETHER FORESEEABLE OR NOT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY THEREOF, UNDER THIS AGREEMENT.

ARTICLE 14 – BANKRUPTCY

14.01         Bankruptcy etc. of 22nd Century. To the greatest extent permissible under applicable law, none of the licenses and rights granted to BAT under this Agreement shall terminate, expire, be limited or restricted, or adversely modified or affected in the event that 22nd Century or any 22nd Century Affiliate, or any licensor thereof, ceases or fails to conduct business operations, takes steps to dissolve or cease to exist, files or is or becomes subject to a petition in bankruptcy (or similar reorganization proceeding), admits its inability to pay its debts as they become due, makes a general assignment for the benefit of its creditors, or becomes subject to the appointment of a receiver. This Agreement and the rights and licenses to BAT are subject to 11 U.S.C. § 365(n) and the right of BAT to elect retention of this Agreement and the licenses and rights to BAT hereunder if BAT so decides in its sole discretion. In the event of any bankruptcy or other such event as described above in this Section 14.01, to the greatest extent permissible under applicable law, 22nd Century will assert the continuation of any licenses granted to 22nd Century or any 22nd Affiliate and sublicensed to BAT under this Agreement. 22nd Century will further promptly engage in such acts as reasonably requested by BAT to 22nd Century to ensure BAT’s continued rights under the licenses granted by 22nd Century under this Agreement and/or BAT’s continued rights arising or flowing from any licenses granted to 22nd Century or 22nd Century and sublicensed to BAT under this Agreement under substantially the same terms as those in effect immediately prior to the bankruptcy or other such event as described above in this Section 14.01.

14.02         Cooperation. If any of the events identified in Section 15.01 occurs or is likely to occur, 22nd Century shall promptly notify BAT thereof in writing and provide BAT with all information requested by BAT related thereto. In such case, if and to the extent legally permissible under applicable law, the Parties will cooperate with external legal and other advisers (each Party bearing its own cost related thereto) to identify the best option or options to protect BAT and BAT Affiliates’ access to the Licensed Intellectual Property Rights in or despite such event. 22nd Century agrees that, in any such event, it will undertake all as legally permissible under applicable law to ensure that none of BAT’s rights and licenses under this Agreement are terminated, limited, restricted, or adversely modified or affected.

ARTICLE 15 – USE OF A PARTY'S NAME

15.01         Unless required by operation of law, rule or regulation, including without limitation any securities law, rule or regulation, or any binding judgment or court order or any requirement of a competent authority, neither 22nd Century nor any 22nd Century Affiliate may publish or disclose this Agreement, the existence of this Agreement, or any of the provisions of this Agreement (except: (i) if and to the extent expressly permitted by BAT in an advance written notice to 22nd Century, which shall be in BAT’s discretion, or (ii) to each other, or (iii) to any legal or financial consultant subject to an obligation of confidentiality regarding such disclosure or as necessary for, and in the course of, enforcing any of their rights under this Agreement), and none of the Parties may, without the prior written consent of the other applicable Party:

(a)          use in any publication, advertising, publicity, press release, or promotional activity or otherwise, any trade-name, personal name, trademark, trade device, service mark, symbol, image, icon, or any abbreviation, contraction or simulation thereof owned by the other Party; or

(b)          use the name or image of any employee or agent of the other Party in any publication, publicity, advertising, press release, promotional activity or otherwise.

None of the Parties may, without the prior written consent of the other applicable Party, represent, either directly or indirectly, that any product or service of the other Party is a product or service of the representing Party or that it is made in accordance with or utilizes the information or documents of the other Parties.

ARTICLE 16 – GUARANTY

16.01         22nd Century Group hereby guarantees to BAT the performance of any and all obligations, and any and all liability, of 22nd Century under this Agreement, including, without limitation, all payments owed and due by 22nd Century to BAT, to the same extent as if such obligations and liability were direct obligations and liabilities of 22nd Century Group to BAT. The guaranty in this Article 16 is an absolute, unconditional, and irrevocable continuing guaranty, which shall be effective as long as this Agreement is in effect, and thereafter with regard to any obligation or liability of 22nd Century that accrued before, or that survives, the termination, expiration, or cancellation of this Agreement until all such obligations and liabilities have been satisfied in full. 22nd Century Group hereby waives, relinquishes, and abandons any right to request, demand, or require BAT first to claim or pursue any right or remedy of any kind against 22nd Century for all or any part of any obligations or liability guaranteed by 22nd Century Group under this Article 16. 22nd Group hereby confirms and agrees that its obligations and liability under the guaranty in this Article 16 shall be in effect, enforceable, and not be waived, relinquished, or abandoned in the event of, any amendment or change of this Agreement. 22nd Century Group hereby waives notice of any amendment or change of this Agreement. Nothing in this Article 16 waives any right of any Party to assert, to bring any action for, or to enforce any right or remedy by such Party against the other or any direct obligation or liability of 22nd Century Group under Section 13.01(a).

16.02         In the event 22nd Century Group no longer has any ownership interest in 22nd Century after the Effective Date, then 22nd Century Group may from and after that time request BAT to consent to the release of 22nd Century Group from the guaranty in this Article 16 and any obligation or liability of 22nd Century Group under Section 13.01(a), which consent BAT shall not unreasonably withhold, condition or delay as long as (i) the entity which then owns 22nd Century (“New Owner”) agrees in a written agreement with BAT to be bound by the guaranty in this Article 16 and any obligation or liability of 22nd Century Group under Section 13.01(a) to the full extent as set forth therein for 22nd Century Group, (ii) such entity is also of equal or greater financial strength as compared to 22nd Century Group at the time of such request, (iii) 22nd Century and 22nd Century Group provides to BAT all information reasonably necessary to assess the financial strength of New Owner (which provision of the last such information, 22nd Century and 22nd Century Group shall be deemed to warrant and represent that neither of them nor any 22nd Century Affiliate has any further such information), and (iv) 22nd Century shall pay, and 22 Century Group hereby guarantees under the same terms as set forth in Section 16.01, full payment of BAT’s reasonable legal expenses arising from the release of 22nd Century Group from the guaranty in this Article 16 and/or New Owner’s agreements under Section 16.02(i). BAT enters into this Agreement in reliance upon 22nd Century Group’s guaranty and the provisions in this Article 16.

ARTICLE 17 – SEVERANCE AND WAIVER

17.01         Severance. Each clause of this Agreement is a distinct and severable clause and if any clause is deemed illegal, void or unenforceable, the validity, legality or enforceability of any other clause or portion of this Agreement will not be affected.

17.02         Waiver. The failure of a Party in any instance to insist upon the strict performance of the terms of this Agreement is not a waiver or relinquishment of any of the terms of this Agreement, either at the time of the Party’s failure to insist upon strict performance or at any time in the future, and such terms will continue in full force and effect.

ARTICLE 18 – TITLES AND DRAFTING

18.01         Titles. All titles, section headings and article headings contained in this Agreement are inserted only as a matter of convenience and reference. They do not define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

18.02         Drafting. For purposes of construing this Agreement, each of the Parties shall be deemed the drafter of this Agreement.

ARTICLE 19 – SURVIVAL OF TERMS

19.01         The provisions of Articles 1 (with regard to any definition used in any of the following surviving terms), 9, 10, 11, 13 (with regard to any Claim thereunder arising prior to the expiration or termination of this Agreement), 15, 16, 17, 18, and 20, this Article 19, and Section 4.03, shall survive the expiration or termination of this Agreement.

ARTICLE 20 – ENTIRE UNDERSTANDING

20.01         This Agreement represents the entire understanding among the Parties, and supersedes all other agreements, express or implied, among the Parties concerning the subject matter hereof, and is not subject to any change or modification except by the execution of a written instrument subscribed to by authorized representatives of the Parties. Upon the Option Effective Date of this Agreement, the Research License Agreement shall terminate and expire, subject to any terms set forth in Article 18 of the Research License Agreement, which shall survive but only with regard to the time preceding such Option Effective Date.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Option Effective Date.

BAT:	22ND CENTURY:

British American Tobacco (Investments) Limited	22nd Century Limited, LLC

By:	By:
Name:	Name:
Title:	Title:

For the limited purpose of indemnity provided in Section 13.01(a) and Article 16:

22nd Century Group, Inc.

By:
Name:
Title:

APPENDIX A

BAT AFFILIATES

(without limitation)

No.	Centre Corporate Companies
1	B.A.T (U.K. and Export) Ltd
2	B.A.T Capital Corporation (incorp. in the U.S.)
3	B.A.T. International Finance p.l.c.
4	BATMark Ltd.
5	British-American Tobacco (Holdings) Ltd.
6	British American Tobacco Holdings (The Netherlands) B.V.
7	British American Tobacco International Ltd. (incorp. in Switz.)
8	British American Tobacco (Brands) Inc. (incorp. in the U.S.)
9	British American Tobacco (Brands) Ltd.
10	British American Tobacco (GLP) Ltd.
11	British American Tobacco (Investments) Ltd.
Asia-Pacific
12	British American Tobacco Australia Ltd.
13	British American Tobacco Bangladesh Company Ltd.
14	PT Bentoel Internasional Investama Tbk (Indonesia)
15	British American Tobacco Japan, Ltd.
16	British American Tobacco (Malaysia) Berhad
17	British American Tobacco (New Zealand) Ltd.
18	Pakistan Tobacco Co. Ltd.
19	British American Tobacco Korea Ltd.
20	British American Tobacco Korea Manufacturing Ltd.
21	B.A.T Services Ltd. (Taiwan, incorporated in the UK)
22	British-American Tobacco Marketing (Singapore)
Americas
23	za-Piccardo S.A.I.C.y F. (Argentina)
24	Souza Cruz, S.A. (Brazil)
25	Imperial Tobacco Canada Ltd.
26	British American Tobacco Chile Operaciones, S.A.
27	British American Tobacco Colombia S.A.S.
28	British American Tobacco Mexico, S.A. de C.V.
29	C.A. Cigarrera Bigott Sucs. (Venezuela)
30	British American Tobacco Belgium S.A.
Western Europe
31	British American Tobacco (Czech Republic), s.r.o.
32	British American Tobacco Denmark A/S
33	British American Tobacco France SAS
34	British-American Tobacco (Germany) GmbH
35	British American Tobacco (Industrie) GmbH
36	BAT Pecsi Dohnygyr Kft. (Hungary)
37	British American Tobacco Italia S.p.A.
38	British American Tobacco Nederland B.V.
39	British American Tobacco Western Europe Region B.V.
40	British-American Tobacco Polska S.A.
41	British American Tobacco Polska Trading sp. zo.o.
42	British-American Tobacco (Romania) Trading SRL
43	British American Tobacco España, S.A.
44	British American Tobacco Sweden AB
45	Fiedler & Lundgren AB
46	British American Tobacco Switzerland S.A.
47	British American Tobacco UK Ltd.
Eastern Europe, Middle East and Africa
48	British American Tobacco (Algérie) S.P.A.
49	British American Tobacco Egypt LLC
50	B.A.T. Pars Company (Private Joint Stock) (Iran)
51	British American Tobacco Kazakhstan Trading LLP
52	British American Tobacco Exports B.V. (Morocco)
53	British American Tobacco (Nigeria) Ltd.
54	OJSC British American Tobacco – STF (Russia)
55	OJSC British American Tobacco – Yava (Russia)
56	CJSC British American Tobacco – SPb (Russia)
57	CJSC International Tobacco Marketing Services
58	B.A.T. Tobacco Holdings South Africa (Pty) Ltd
59	B.A.T. Tütün Mamulleri Sanayi ve Ticaret A.S. (Turkey)
60	A/T B.A.T. – Prilucky Tobacco Co. (Ukraine)

Appendix B

PATENT RIGHTS

Patent Family	Country/ Region	No.	Application No.	Filing Date	Patent No.	Date Issued	Assignee
	ARIPO	1	AP/P/2007/004181	2/28/06			22nd Century
	Australia	2	2006233359	2/28/06	2006233359	7/19/12	22nd Century
		3	2012203977	7/5/12			22nd Century
	Canada	4	2599302	2/28/06			22nd Century
Reducing Levels of Nicotinic	China	5	200680010544.X	2/28/06	200680010544.X	9/5/12	22nd Century
Alkaloids in Plants		6	2012102520317	7/19/12			22nd Century
	Hong Kong	7	13109543.8	8/15/13			22nd Century
PCT/IB2006/001741	Japan	8	P2007-557629	2/28/06	4892744	1/6/12	NAIST*
(WO2006109197)	Korea	9	2007-7022315	2/28/06			22nd Century
		10	2013-7006598	3/14/13			22nd Century
Filed on 02-28-2006	Mexico	11	2007/010520	2/28/06	301367	7/16/12	22nd Century
		12	2012/008279	7/16/12	305368	11/16/12	22nd Century
		13	2012/013312	11/15/12			22nd Century
	Philippines	14	1-2007-501841	2/28/06			22nd Century
	South Africa	15	2007/08331	2/28/06	2007/08331	9/30/09	22nd Century
	United States	16	11/579661	2/28/06			22nd Century
		17	13/082953	4/8/11			22nd Century

Increasing Levels of	Europe	18	06848676.0	9/13/06			22nd Century
Nicotinic Alkaloids		19	11187201.6	10/28/11			22nd Century
	Hong Kong	20	12110455.3	10/19/12			22nd Century
PCT/IB2006/004043	Japan	21	2009-537707	9/13/06	5087777	9/21/12	NAIST*
(WO2007072224)	Taiwan	22	096116136	5/7/07	Notice of Allowance		22nd Century
Filed 9/13/06	United States	23	11/520036	9/13/06			22nd Century

Nucleic Acid Sequences	Canada	24	2688306	5/23/08			NRC**
Encoding Transcription	China	25	200880100279.3	5/23/08			NRC**
Factors Regulating Alkaloid	Hong Kong	26	11113618.2	5/23/08			NRC**
Biosynthesis and Their Use		27	12/601752	5/23/08			NRC**
in Modifying Plant	United States	28	13/464,212	5/4/12			NRC**
Metabolism

PCT/IB2008/003131 (WO/2009/063312)

Filed on 5-23-2008

*22nd Century holds a non-exclusive license from the Nara Institute of Science and Technology (NAIST) with the right to sublicense.

**22nd Century holds an exclusive worldwide license from the National Research Council of Canada (NRC) with the exclusive right to sublicense.

APPENDIX C

EXAMPLE MINIMUM ROYALTY CREDIT

PERIOD	EVENT	AMOUNT OF LEAF COMMERCIALISED BY BAT	RUNNING ROYALTIES BASED ON $100 per metric tonne	MINIMUM ROYALTY	ROYALTY CAP	PAYMENT TO 22nd CENTURY	BAT CREDIT (CUMULATIVE)
Pilot Year 1	End of pilot Year 1	0	0	-	-	$1m	0
Pilot Year 2	End of pilot Year 2	0	0	-	-	$2m	0
First Commercial Period	End of Year 3	0	0	$3m	$15m	$3m	$3m
First Commercial Period	End of Year 4	25,000 metric tonnes	$2.5m	$3m	$15m	$3m	$3.5m
First Commercial Period	End of Year 5	100,000 metric tonnes	$10m	$3m	$15m	$6.5m	0
Second Commercial Period	End of Year 6	250,000 metric tonnes	$25m	$5m	$25m	$25m	0
Second Commercial Period	End of Year 7	260,000 metric tonnes	$26m	$5m	$25m	$25m	0
Second Commercial Period	End of Year 8	275,000 metric tonnes	$27.5m	$5m	$25m	$25m	0
Etc.

Schedule 2

MATERIAL TRANSFER AGREEMENT

This Material Transfer Agreement (this “Agreement”), effective as of the ______ day of _____, _____, is made by and between 22nd Century Limited, LLC, having an office at 9530 Main Street, Clarence, New York 14031, United States of America ("22ND CENTURY") and British American Tobacco (Investments) Limited (“BAT”), Reg. No. 00074974, with its registered office at Globe House, 1 Water Street, London WC2R 3LA, United Kingdom ("COMPANY").

Further to that certain Research License and Commercial Option Agreement entered into as of the 1st day of October, 2013, by and between 22ND CENTURY, 22ND CENTURY GROUP, and COMPANY (“Research Agreement”), in accepting the materials provided by 22ND CENTURY pursuant to Section 4.02 of the Research Agreement (the “Material”), COMPANY hereby agrees to the following terms and conditions:

1.	All restrictions and obligations of this Agreement relate to the Material together with any progeny, mutants, or replicated forms thereof, and all cells and tissues containing the Material, including any replicated forms and any derivatives thereof.

2.	The Material is to be used only at COMPANY's facilities, COMPANY AFFILIATE’S facilities, (or other facilities selected by COMPANY or COMPANY AFFILIATE) by COMPANY's primary researcher (the “P.R.”), and by individuals working under the P.R.’s direction. No Material will be transferred to any facility other than a COMPANY’s facility or COMPANY AFFILIATE’s facility except under a written agreement prohibiting further transfer to any party other than Company or a Company Affiliate. The Material will be used solely by COMPANY in accordance with the terms of the Research Agreement.

3.	Other than as permitted in paragraph 2 above, no specimen of the Material will be given or made available to any other individual, person, company, institution, firm or corporation without the expressed prior written consent of 22ND CENTURY. This permission to use the Material shall be restricted to COMPANY's use under or pursuant to the Research Agreement only. The rights and licenses of COMPANY to use the Material are the rights and licenses granted in or pursuant to the Research Agreement and delivery of Material to COMPANY or any COMPANY AFFILIATE shall not be deemed to grant any additional or fewer rights or licenses. The Material may not be used commercially unless prior written permission is obtained from 22ND CENTURY or unless it is used commercially in accordance with the terms of or pursuant to the Research Agreement after exercise of the Option (as defined in the Research Agreement) therein. The foregoing provisions in this paragraph 3 are subject to any requirement by COMPANY, any COMPANY AFFILIATE, or any individual having possession or control of the Material under applicable law or pursuant to any judicial or government requirement, regulation or order to transfer any Material, provided that COMPANY takes reasonable steps to provide 22ND CENTURY reasonable prior notice (if not prohibited under such law, requirement, regulation, or order) to contest such request, requirement, or order.

4.	COMPANY will use the Material in compliance with all laws and regulations applicable to the use, storage and disposition of the Material. The Material is experimental in nature, is not for human use, and is provided by 22ND CENTURY on an "as is" basis WITHOUT WARRANTIES OR REPRESENTATIONS OF ANY SORT, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OTHER THAN ANY WARRANTY OR REPRESENTATION IN OR PURSUANT TO THE RESEARCH AGREEMENT.

5.	22ND CENTURY does not warrant that the use of the Material will not infringe any valid patent or other proprietary rights or that the Material is safe and without hazards. COMPANY assumes all risks associated with its use of the Material.

6.	This Agreement shall terminate upon termination of Research Agreement or, following exercise of the Option, termination of the Commercial License Agreement (as defined in the Research Agreement) (the "Termination Date"), or as mutually agreed in advance in writing by the parties. Following the Termination Date, COMPANY will, upon written request of 22ND CENTURY, either return all the remaining quantity of the Material to 22ND CENTURY, or certify in writing to 22ND CENTURY that it has destroyed all the remaining quantity of the Material in COMPANY's possession.

7.	As the parties are located and/or will be doing business in different countries, and seek certainty in their dealings with each other and with other parties, the parties to this Agreement expressly acknowledge and agree that this Agreement, and the performance or breach thereof, shall be entered into, interpreted, governed, construed, and enforced in accordance with the substantive and procedural laws of the State of New York, in the United States of America, without regard to any choice of law principles. Each party agrees to bring any action or proceedings in respect to any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including without limitation any inability of the parties to reach an agreement in the future as to any matter with respect to which such agreement is required or anticipated by this Agreement, exclusively in the United States of America, Supreme Court of New York, Erie County, or in the District Court of the United States of America for the Western District of New York, and the parties further consent to the personal jurisdiction of such courts.

8.	Nothing in this Agreement modifies, amends, alters, changes, terminates, waives, or limits any right, obligation, term, condition, warranty, representation, or provision in or pursuant to the Research Agreement. In the event of a conflict or discrepancy between any provision(s) of the Research Agreement and any provision(s) of this Agreement, the provision(s) of the Research Agreement shall prevail and control.

22nd CENTURY LIMITED, LLC	BRITISH AMERICAN TOBACCO (INVESTMENTS) LIMITED

By:	By:
Name: Joseph Pandolfino	Name: Gary Nicholson (Authorised
Title: Chief Executive Officer	Signatory)
Date:	Title: Head of Global Leaf Research
Date:

By:
Name: Steve Burton (Authorized Signatory)
Title: Head of CORA and GR&D Finance
Date:

Schedule 3

NON-DISCLOSURE AND CONFIDENTIALITY

22nd Century LLC (“22nd Century”) and British American Tobacco (Investments) Limited (“BAT”) (each, a “Party”) entered into a certain Research License and Commercial Option Agreement dated _____ __, 2013 (the “Agreement”), pursuant to which 22nd Century and BAT agree to conduct various meetings, whether personally, by telephone, or by other means. The individual identified below in the signature block (“Individual”) wishes to participate in such a meeting. In consideration for being permitted to participate in the meeting on behalf of one of the Parties (the “Represented Party”), Individual agrees, upon signing below, to the following terms and agrees to comply with the following terms.

1.          Individual acknowledges that, in the course of, or in connection with, the meeting, Individual may learn, receive, obtain, or be disclosed, provided, or provided access to documents, documentation, samples, tests, data, items, inventions, systems, methods, and information or property of any kind, whether in writing, electronically, tangibly, orally, visually, or otherwise (the “Information”).

2.          Subject to paragraph 4 below, Individual will treat any Information with reasonable care and will not disclose any Information to any other person, firm or corporation, except to the Represented Party or to any person to which the Represented Party is permitted under the Agreement to disclose the Information. If and to the extent that Individual is obligated pursuant to the requirements of applicable law or pursuant to any judicial or government requirement, regulation or order, including without limitation any securities regulations, Individual shall first notify the Represented Party and follow the directions of the Represented Party to the greatest extent as Individual is permitted to do so under applicable law.

3.          Individual does not receive any right, title, interest, or license in or to any Information and agrees not to use, utilize, reproduce, copy, create derivative works from or improvements, modifications, or derivations to, or reverse engineer, decompile, or disassemble any Information, except solely for and on behalf of the Represented Party if and to the extent that Represented Party has a right under the Agreement to use, utilize, reproduce, copy, create derivative works from or improvements, modifications, or derivations to, or reverse engineer, decompile, or disassemble such Information.

4.          This document applies to and covers all Information, provided, however, that: (i) if any Information belongs to the Represented Party, nothing in this document affects the right of the Represented Party to authorize Individual to disclose, use, and utilize such Information as decided by the Represented Party within its rights to such Information, and (ii) if any Information belongs to the other Party, nothing in this document affects the right of the Represented Party to authorize Individual to disclose, use, and utilize such Information if and to the extent the Represented Party has the right under the Agreement to disclose, use, and utilize such Information.

5.          Nothing in this document grants, or shall be deemed to grant, any right, title, interest, or license in or to any Information to the Represented Party, without limiting any right, title, interest, or license granted to the Represented Party under the Agreement.

By signing below, Individual agrees to all of the foregoing provisions:

Signature of Individual:	Date:

Name of Individual (print):

Title of Individual:

Represented Party:

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